UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

CHIPOTLE MEXICAN GRILL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Chipotle Mexican Grill, Inc.

1401 Wynkoop Street, Suite 500

Denver, CO 80202

March 30, 2017

DEAR SHAREHOLDER:

You are cordially invited to attend the annual meeting of shareholders of Chipotle Mexican Grill, Inc., which will be held on May 25, 2017 at 8:00 a.m. local time at The Westin Denver Downtown, 1672 Lawrence Street, Denver, Colorado. Details of the business to be conducted at the annual meeting are given in the notice of meeting and proxy statement that follow.

Please vote promptly by following the instructions in this proxy statement or in the Notice of Internet Availability of Proxy Materials that was sent to you.

Sincerely,

/s/ Steve Ells

  Chairman of the Board and Chief Executive Officer

NOTICE OF MEETING

The 2017 annual meeting of shareholders of Chipotle Mexican Grill, Inc. will be held on May 25, 2017 at 8:00 a.m. local time at The Westin Denver Downtown, 1672 Lawrence Street, Denver, Colorado.

Shareholders will consider and take action on the following matters:

1.	Election of the eight directors named in this proxy statement, Al Baldocchi, Paul Cappuccio, Steve Ells, Neil Flanzraich, Robin Hickenlooper, Kimbal Musk, Ali Namvar and Matthew Paull, each to serve a one-year term;

2.	An advisory vote to approve the compensation of our executive officers as disclosed in this proxy statement (or “say-on-pay”);

3.	An advisory vote on the frequency of future say-on-pay votes;

4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017;

5.	A shareholder proposal, if properly presented at the meeting; and

6.	Such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Information with respect to the above matters is set forth in the proxy statement that accompanies this notice.

The record date for the meeting has been fixed by the Board of Directors as the close of business on March 27, 2017. Shareholders of record at that time are entitled to vote at the meeting.

If you’d like to attend the meeting in person, you will need to obtain an admission ticket in advance. You can obtain a ticket by following the instructions on page 51.

By order of the Board of Directors

/s/ Steve Ells

Chairman of the Board and Chief Executive Officer

March 30, 2017

Please execute your vote promptly by following the instructions included on the Notice of Internet Availability of Proxy Materials that was sent to you, or as described under “How do I vote?” beginning on page 1 of the accompanying proxy statement.

Proxy Statement Summary

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING AND BOARD RECOMMENDATIONS

1. Election of Directors (p. 6)
Name	Years of Service	Independent	Board Recommendation
Albert Baldocchi	20	Yes	For

The recent appointments of our four newest directors were the latest step in Board succession and refreshment efforts that have been under way for a number of years.

Four directors, John Charlesworth, Pat Flynn, Darlene Friedman and Stephen Gillett, will not stand for reelection at the annual meeting.

Paul T. Cappuccio	3 months	Yes	For
Steve Ells	21	No	For
Neil Flanzraich	10	Yes	For
Robin Hickenlooper	3 months	Yes	For
Kimbal Musk	4	Yes	For
Ali Namvar	3 months	Yes	For
Matthew Paull	3 months	Yes	For

2. Say on Pay (p. 20)			For	See below under “Performance” and “Compensation” for additional discussion.
3. Say on Pay Frequency (p. 21)			Annual
4. Ratification of Ernst & Young LLP as independent auditors (p. 22)			For
5. Shareholder proposal (p. 25)			AGAINST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT	i

Proxy Statement Summary (continued)

PERFORMANCE
2016 was a challenging year, as we were negatively impacted throughout the year by the food-borne illness incidents associated with Chipotle restaurants beginning in the fourth quarter of 2015, and related negative publicity. As a result of these business challenges, our stock price declined considerably. We believe our management team has developed and is implementing a strategy that will position Chipotle to return to its full potential, and believe our business has begun to head in the right direction.

COMPENSATION

In light of the continued challenges we faced during 2016, the Compensation Committee of our Board of Directors took a number of actions:

In February 2016

•   Officers did not receive any annual bonus under our Annual Incentive Plan for 2015.

•   The committee determined that using 2015 year-end financials or the company’s stock price at the beginning of 2016 as the basis for a relative performance measure in a performance share program could create a misalignment of shareholder returns and executive officer compensation. More specifically, the committee believed that using the same relative performance measures as were used in our 2015 performance share awards might not translate into rebuilding lost shareholder value, or be appropriately challenging, if used in 2016. Accordingly, the committee awarded performance shares to our executive officers that are solely tied to highly challenging absolute stock price performance goals over a three-year performance period.

In February 2017

•   For 2016, officers once again did not receive any annual bonus under our Annual Incentive Plan.

•   The committee granted performance shares that again focused primarily on restoring lost shareholder value, while also adding a comparable restaurant sales growth metric to incentivize and reward sales recovery at levels that would help restore our restaurant economic model. Two-thirds of the 2017 awards is tied to highly challenging absolute stock price performance goals, and one-third is tied to achievement of strong levels of average comparable restaurant sales increases, in each case over a three-year performance period.

•   Details regarding executive compensation for 2016, and the executive officer equity awards made in early 2017, can be found in the compensation disclosures beginning on page 28.

In response to the say-on-pay vote at the annual meeting of shareholders in 2016 and shareholder feedback during our extensive engagement with shareholders, including discussions in early 2017 with holders of approximately 40% of our outstanding common stock, we agreed with our current named executive officers on modifications to the 2016 performance share awards to (1) increase the measurement period for establishing stock price achievement from 30 days to 60 days; (2) remove the highest payout level from the original award, so that maximum payout will be limited to 3x the target award; and (3) add an award modifier so that if there is a significant decline in our stock price after achievement of the award, the award will pay out at no greater than the target level.	As an additional response to the say-on-pay vote at the 2016 annual meeting, the targeted valuation of the 2017 performance shares awarded to the executive officers was reduced by between 15% and 31% as compared to 2016.

ii	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT

Proxy Statement Summary (continued)

A COMMITMENT TO WELL-DESIGNED CORPORATE GOVERNANCE THAT ALIGNS WITH SHAREHOLDER EXPECTATIONS

For many years, Chipotle has been committed to aligning the composition of our Board and our corporate governance policies and structures with the creation of shareholder value through our unique business model, and with shareholder viewpoints on key governance-related issues. This commitment has been illustrated through a number of actions we have taken over many years, as illustrated below.

2016

Dec 2016

•Continued our Board refreshment and succession program by appointing four high-caliber new independent directors to our Board with a wide range of skills and experience; two of whom were appointed under an agreement with a large shareholder.

•Streamlined our management by eliminating our Co-CEO structure in connection with the retirement of Monty Moran.

Oct 2016

•Adopted a market-standard proxy access bylaw, in response to voting at the 2016 annual meeting of shareholders and shareholder engagement discussions, including with our Lead Director.

May 2016

•Implemented the right for shareholders to call special meetings, in response to shareholder voting on a management-sponsored proposal at the 2016 annual meeting of shareholders.

•Completed phase-out of classified Board structure begun in 2014.

2015

Sep 2015

•Implemented majority voting for director elections, in response to shareholder voting on a management-sponsored proposal that originated with shareholder engagement efforts, at the 2015 annual meeting of shareholders.

May 2015

•Eliminated provisions requiring supermajority voting to approve certain corporate actions, in response to shareholder voting at the 2014 annual meeting of shareholders.

Mar 2015

•Continued our Board refreshment and succession program by appointing a new independent director, Stephen Gillett, with significant technology experience.

2014	May 2014 •Began phase-out of classified Board structure, in response to shareholder voting at the 2013 annual meeting of shareholders.

2013

Sep 2013

•Continued our Board refreshment and succession program by appointing a new independent director, Kimbal Musk, to our Board with restaurant operating experience, as well as expertise in entrepreneurialism and innovation.

2012	Sep 2012 •Appointed a new independent director to our Board with executive-level restaurant company experience (this director stepped down in 2014 due to other commitments).

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT	iii

Proxy Statement Summary (continued)

The graphics below represent a snapshot of the overall independence of our Board, and the results of our focus on Board refreshment, based on the makeup of our Board immediately following the upcoming annual meeting.

SUSTAINABILITY REPORTING

Through our commitment to making better food accessible to everyone, we believe Chipotle is driving more positive change in the nation’s food supply than any other restaurant company. We serve meat from animals raised in a humane way, and without the use of non-therapeutic antibiotics or added hormones. We believe we are the only national restaurant company with a significant stated commitment to serving local and organically grown produce. In 2015 we became the first national restaurant company to use only non-GMO ingredients in our food. And we use dairy products from cows raised on pasture. These are only a few of our accomplishments, and we believe the positive impacts of these moves flow throughout our supply chain and beyond.

As our many sustainability-related initiatives have advanced, so has our reporting of our accomplishments, enabling us to accumulate a considerable amount of tracking and analysis of sustainability-related metrics. Given our continued development in this area, and following several years of increasing shareholder support for sustainability-related disclosures, we believe that a logical next step in our sustainability efforts is the preparation and publication of our first-ever comprehensive sustainability report.

Accordingly, we plan to publish Chipotle’s first sustainability report in the fourth quarter of 2017. We have completed the initial, foundational work for the report, and will work throughout this year with two highly-regarded outside firms with expertise in sustainability reporting and management, as well as with a group of sustainability-focused investors, to prepare and publish our report.

Look for our sustainability report in December 2017. We look forward to taking this next step, which we believe will not only provide valuable information to many of our stakeholders, but also will help us better manage sustainability-related issues.

iv	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT

Proxy Statement Summary (continued)

SUMMARY OF GOVERNANCE HIGHLIGHTS
Seven of the eight members who will continue to serve on our Board of Directors following the annual meeting are independent.
Independent directors are led by an independent Lead Director.
All directors are up for re-election on an annual basis.
Directors are elected by majority vote in uncontested elections rather than plurality.
Independent Board members meet in executive session at each quarterly Board meeting.
Board performance is reviewed in an annual self-assessment by each director, with reporting to and evaluation by the full Board.
Each independent director is subject to Board stock ownership requirements and prohibitions on hedging/pledging of shares owned.
No shareholder rights plan or “poison pill.”
Adoption of bylaws permitting holders of at least 25% of our outstanding common stock to call special meetings of shareholders.
Adoption of bylaws permitting proxy access for qualifying shareholders.
See also page 32 for significant compensation policies and procedures we employ to motivate our employees to build shareholder value, while protecting the interests of all our shareholders.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT	v

vi	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT

Table of Contents (continued)

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT	vii

Annual Meeting Information

ANNUAL MEETING INFORMATION

This proxy statement contains information related to the annual meeting of shareholders of Chipotle Mexican Grill, Inc. to be held on Thursday, May 25, 2017, beginning at 8:00 a.m. at The Westin Denver Downtown, 1672 Lawrence Street, Denver, Colorado. This proxy statement was prepared under the direction of Chipotle’s Board of Directors to solicit your proxy for use at the annual meeting. It will be made available to shareholders on or about March 30, 2017.

Who is entitled to vote and how many votes do I have?

If you were a shareholder of record of our common stock on March 27, 2017, you are entitled to vote at the annual meeting, or at any postponement or adjournment of the annual meeting. On each matter to be voted on, you may cast one vote for each share of common stock you hold. As of March 27, 2017, there were 28,683,190 shares of common stock outstanding and entitled to vote.

What am I voting on?

You will be asked to vote on five proposals:

Board Recommendation:

PROPOSAL 1 –	Election of eight directors: Al Baldocchi, Paul Cappuccio, Steve Ells, Neil Flanzraich, Robin Hickenlooper, Kimbal Musk, Ali Namvar and Matthew Paull.	FOR

PROPOSAL 2 –	An advisory vote to approve the compensation of our executive officers as disclosed in this proxy statement (“say-on-pay”).	FOR

PROPOSAL 3 –	An advisory vote on the frequency of future say-on-pay votes.	ANNUAL

PROPOSAL 4 –	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017.	FOR

PROPOSAL 5 –	A shareholder proposal, if properly presented at the meeting, requesting that the Board of Directors implement changes to Chipotle’s governing documents to lower the threshold for shareholders to call special meetings of shareholders to an aggregate of 15% of our outstanding common stock.	AGAINST

The Board of Directors is not aware of any other matters to be presented for action at the meeting.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends a vote FOR each candidate for director, FOR Proposals 2 and 4, for future say-on-pay votes to be held on an ANNUAL basis, and AGAINST Proposal 5.

How do I vote?

If you hold your shares through a broker, bank, or other nominee in “street name,” you need to submit voting instructions to your broker, bank or other nominee in order to cast your vote. In most instances you can do this over the Internet. The Notice of Internet Availability of Proxy Materials that was provided to you has specific instructions for how to submit your vote, or if you have received or request a hard copy of this proxy statement you may mark, sign, date and mail the accompanying voting instruction form in the postage-paid envelope provided. Your vote is revocable by following the procedures outlined in this proxy statement. However, since you are not a shareholder of record you may not vote your shares in person at the meeting without obtaining authorization from your broker, bank or other nominee.

If you are a shareholder of record, you can vote your shares over the Internet as described in the Notice of Internet Availability of Proxy Materials that was provided to

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT	1

Annual Meeting Information (continued)

you, or if you have received or request a hard copy of this proxy statement and accompanying form of proxy card you may vote by telephone as described on the proxy card, or by mail by marking, signing, dating and mailing your proxy card in the postage-paid envelope provided. Your designation of a proxy is revocable by following the procedures outlined in this proxy statement. The method by which you vote will not limit your right to vote in person at the annual meeting.

If you receive hard copy materials and sign and return your proxy card without specifying choices, your shares will be voted as recommended by the Board of Directors.

Will my shares held in street name be voted if I do not provide voting instructions?

Under the rules of the New York Stock Exchange, or NYSE, on voting matters characterized by the NYSE as “routine,” NYSE member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. Only the proposal to ratify the appointment of our independent registered public accounting firm is considered a routine matter for this purpose. None of the other proposals presented in this proxy statement are considered routine matters. Accordingly, if you hold your shares through a brokerage firm and do not provide timely voting instructions, your shares will be voted, if at all, only on Proposal 4. We strongly encourage you to exercise your right to vote in the election of directors and other matters to be voted on at the annual meeting.

Can I change my vote or revoke my proxy?

You can change your vote or revoke your proxy at any time before it is voted at the annual meeting by:

•	re-submitting your vote on the Internet;

•	if you are a shareholder of record, by sending a written notice of revocation to our corporate Secretary at our principal offices, 1401 Wynkoop Street, Suite 500, Denver, Colorado, 80202; or

•	if you are a shareholder of record, by attending the annual meeting and voting in person.

Attendance at the annual meeting will not by itself revoke your proxy. If you hold shares in street name and wish to cast your vote in person at the meeting, you must contact your broker, bank or other nominee to obtain authorization to vote.

What do I need to attend the meeting?

To attend the meeting, you must be a shareholder on the record date and obtain an admission ticket in advance by following the instructions set forth on page 51. Tickets will be available to registered and beneficial owners and to one guest accompanying each registered or beneficial owner. Requests for admission tickets will be processed in the order in which they are received and must be requested no later than May 24, 2017. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 7:30 a.m. and the meeting will begin at 8:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You may be required to enter through a security check before being granted access to the meeting.

What constitutes a quorum?

A quorum is necessary to conduct business at the annual meeting. At any meeting of our shareholders, the holders of a majority in voting power of our outstanding shares of common stock entitled to vote at the meeting, present in person or by proxy, constitutes a quorum for all purposes. You are part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the meeting for purposes of determining whether a quorum exists.

What is a “broker non-vote”?

A broker non-vote occurs when a broker, bank or other nominee who holds shares for another does not vote on a particular item because the nominee has not received instructions from the owner of the shares and does not have discretionary voting authority for that item. See “Will my shares held in street name be voted if I do not provide voting instructions?” above for more information.

What vote is required to approve each proposal?

Proposal 1 — Re-election of each nominee for director requires that such nominee receive a majority of the votes cast regarding his or her election. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of the election of directors.

Proposals 2, 4 and 5 — The say-on-pay vote and ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year

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Annual Meeting Information (continued)

ending December 31, 2017, and approval of the shareholder proposal (if properly presented at the meeting), all require the affirmative vote of a majority of the shares present and entitled to vote on the matter in order to be approved. Abstentions will have the same effect as a vote “AGAINST” these proposals; broker non-votes are not counted as entitled to vote and will have no effect on the outcome of any of these proposals.

Proposal 3 — You may vote to have the advisory say-on-pay vote held every “one,” “two” or “three” years. The alternative receiving the highest number of votes will indicate the frequency preferred by our shareholders. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.

Because the say-on-pay vote (Proposal 2), the frequency of say-on-pay votes (Proposal 3) and the vote on the shareholder proposal (Proposal 5) are advisory, they will not be binding on the Board or Chipotle. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation and the subject matter of the shareholder proposal. Ratification of our appointment of independent auditors is not required and therefore the vote on Proposal 4 is also advisory only. See Proposal 4 for additional information about the effect of the voting outcome on this proposal.

What if a nominee for director does not receive a majority of votes cast regarding his or her election?

Such director(s) would be required to submit an irrevocable resignation to the Nominating and Governance Committee of the Board, and the committee would make a recommendation to the Board as to whether to accept or reject the resignation or whether other action should be taken. The Board would then act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission, or SEC) its decision regarding the resignation, and if such resignation is rejected the rationale behind the decision, within 90 days following certification of the election results. The committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant.

How is this proxy statement being delivered?

We have elected to deliver our proxy materials electronically over the Internet as permitted by rules of the SEC. As required by those rules, we are distributing to our shareholders of record and beneficial owners as of the close of business on March 27, 2017 a Notice of Internet Availability of Proxy Materials. On the date of distribution of the notice, all shareholders and beneficial owners will have the ability to access all of the proxy materials at the URL address included in the notice. These proxy materials are also available free of charge upon request at 1-800-690-6903, or by e-mail at sendmaterial@proxyvote.com, or by writing to Chipotle Mexican Grill, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Requests by e-mail or in writing should include the control number included on the notice you received. If you would like to receive the Notice of Internet Availability of Proxy Materials via e-mail rather than regular mail in future years, please follow the instructions on the notice, or enroll on the Investors page of our web site at www.chipotle.com. Delivering future notices by e-mail will help us reduce the cost and environmental impact of our annual meeting.

Who is bearing the cost of this proxy solicitation?

We will bear the cost of preparing, assembling and mailing the Notice of Internet Availability of Proxy Materials; of making these proxy materials available on the Internet and providing hard copies of the materials to shareholders who request them; and of reimbursing brokers, nominees, fiduciaries and other custodians for the out-of-pocket and clerical expenses of transmitting copies of the Notice of Internet Availability of Proxy Materials and the proxy materials themselves to beneficial owners of our shares. A few of our officers and employees may participate in the solicitation of proxies, without additional compensation, by telephone, e-mail or other electronic means or in person. We have also engaged Alliance Advisors, LLC to assist us in the solicitation of proxies, for which we have agreed to pay a fee of $22,500 plus reimbursement of customary expenses.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT	3

Ownership Information

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following tables set forth information as of March 27, 2017 as to the beneficial ownership of shares of our common stock by:

•	each person (or group of affiliated persons) known to us to beneficially own more than 5 percent of our common stock;

•	each of the executive officers listed in the Summary Compensation Table appearing later in this proxy statement;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

The number of shares beneficially owned by each shareholder is determined under SEC rules and generally includes shares for which the holder has voting or investment power. The information does not necessarily indicate beneficial ownership for any other purpose. The percentage of beneficial ownership shown in the following tables is based on 28,683,190 outstanding shares of common stock as of March 27, 2017. For purposes of calculating each person’s or group’s percentage ownership, shares of common stock issuable pursuant to the terms of stock options, stock appreciation rights or restricted stock units exercisable or vesting within 60 days after March 27, 2017 are included as outstanding and beneficially owned for that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Name of Beneficial Owner	Total Shares Beneficially Owned	Percentage of Class Beneficially Owned
Beneficial holders of 5% or more of outstanding common stock
FMR LLC(1)	3,281,840	11.44%
Pershing Square Capital Management, L.P.(2)	2,882,463	10.05%
The Vanguard Group, Inc.(3)	2,650,416	9.24%
BlackRock, Inc.(4)	2,412,231	8.41%
Sands Capital Management, LLC(5)	1,668,312	5.82%
Directors and named executive officers
Steve Ells(6)(7)	328,052	1.14%
John Hartung(8)	125,427	*
Mark Crumpacker(9)	35,500	*
Albert Baldocchi(6)(10)(11)	73,183	*
Paul Cappuccio(12)	–	–
John Charlesworth(10)	3,668	*
Neil Flanzraich(10)	3,896	*
Patrick Flynn(10)	6,578	*
Darlene Friedman(6)(10)(13)	5,129	*
Stephen Gillett(14)	–	–
Robin Hickenlooper(12)	–	–
Kimbal Musk(15)	312	*
Ali Namvar(16)	–	–
Matthew Paull(12)	400	*
Montgomery Moran(6)(17)	487,386	1.68%
All directors and current executive officers as a group (15 people)(16)	582,145	2.01%

*	Less than one percent.

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Ownership Information (continued)

(1)	Based solely on a report on Schedule 13G/A filed on February 14, 2017. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of common stock reflected as beneficially owned by FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts, 02210.

(2)

Based solely on a report on Schedule 13D/A filed by Pershing Square Capital Management, L.P., PS Management GP, LLC, and William A. Ackman (collectively, “Pershing Square”) on February 7, 2017. The address of Pershing Square is 888 Seventh Avenue, 42nd Floor, New York, New York, 10019.

(3)	Based solely on a report on Schedule 13G/A filed on February 10, 2017. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania, 19355.

(4)	Based solely on a report on Schedule 13G/A filed on January 23, 2017. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York, 10022.

(5)	Based solely on a report on Schedule 13G/A filed on February 14, 2017. The address of Sands Capital Management, LLC is 1000 Wilson Blvd., Suite 3000, Arlington, Virginia, 22209.

(6)	A portion of the shares beneficially owned by Mr. Ells, Mr. Baldocchi, Ms. Friedman and Mr. Moran are entitled to piggyback registration rights.

(7)	Shares beneficially owned by Mr. Ells include 131,250 shares underlying vested stock appreciation rights.

(8)	Shares beneficially owned by Mr. Hartung include: 19,782 shares in a revocable trust for Mr. Hartung’s benefit and of which his spouse is the trustee; 35 shares beneficially owned by his children; and 95,000 shares underlying vested stock appreciation rights. Mr. Hartung disclaims beneficial ownership of the shares beneficially owned by his children.

(9)	Shares beneficially owned by Mr. Crumpacker include 32,500 shares underlying vested stock appreciation rights.

(10)	Shares beneficially owned by Messrs. Baldocchi, Charlesworth, Flanzraich and Flynn and Ms. Friedman include 696 shares underlying unvested restricted stock units, which are deemed to be beneficially owned because each such director is retirement-eligible and the vesting of the awards accelerates in the event of the director’s retirement.

(11)	Shares beneficially owned by Mr. Baldocchi include 69,648 shares owned jointly by Mr. Baldocchi and his spouse.

(12)	Shares beneficially owned by Messrs. Cappuccio and Paull and Ms. Hickenlooper exclude 16 shares underlying unvested restricted stock units.

(13)	Shares beneficially owned by Ms. Friedman include 4,000 shares held by a revocable trust of which Ms. Friedman is a co-trustee.

(14)	Shares beneficially owned by Mr. Gillett exclude 417 shares underlying unvested restricted stock units.

(15)	Shares beneficially owned by Mr. Musk include 242 shares underlying unvested restricted stock units which will vest on May 15, 2017, and exclude 454 shares underlying unvested restricted stock units.

(16)	Mr. Namvar disclaims beneficial ownership of the shares beneficially owned by Pershing Square Capital Management L.P., PS Management GP, LLC and William A. Ackman, and accordingly such shares are not reported above as beneficially owned by Mr. Namvar.

(17)	Shares beneficially owned by Mr. Moran include 381,250 shares underlying vested stock appreciation rights. Mr. Moran stepped down from the position of Co-Chief Executive Officer and as a member of the Board in December 2016 in connection with his planned retirement in June 2017.

(18)	See Notes (6) through (17). Shares beneficially owned exclude shares beneficially owned by Mr. Moran, who no longer serves as an executive officer.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT	5

Proposal 1

Election of Directors

Our Board of Directors currently has twelve members. Current directors John Charlesworth, Pat Flynn, Darlene Friedman, and Stephen Gillett are not standing for re-election at the annual meeting. Accordingly, at the annual meeting, shareholders will be asked to vote on the eight nominees named below, each of whom will be elected on an annual basis.

Al Baldocchi, Paul Cappuccio, Steve Ells, Neil Flanzraich, Robin Hickenlooper, Kimbal Musk, Ali Namvar and Matthew Paull are the nominees for election as directors to serve for a one year term expiring at the 2018 annual meeting. We sometimes refer to these nominees as a group in this proxy statement with the term “continuing directors.” Each of the nominees was nominated by the Board upon the recommendation of the Nominating and Corporate Governance Committee, and has consented to serve if elected. If any nominee is unable to serve or will not serve for any reason, the persons designated on the accompanying form of proxy will vote for other candidates in accordance with their judgment. We are not aware of any reason the nominees would not be able to serve if elected.

Re-election of each nominee for director requires that such nominee receive a majority of the votes cast regarding his or her election. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of any of these proposals.

The Board of Directors recommends a vote FOR the election of Ms.  Hickenlooper and Messrs. Baldocchi, Cappuccio, Ells, Flanzraich, Musk, Namvar and Paull as directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Biographical Information

The following is biographical information about each nominee, including a description of the experience, qualifications and skills that have led the Board to determine that each nominee should serve on the Board. The respective current terms of all directors expire as of the date of next year’s annual meeting of shareholders or continue until their successors are elected and have qualified.

DIRECTORS WHOSE TERMS EXPIRE AT THE 2017 ANNUAL MEETING OF SHAREHOLDERS AND WHO ARE NOMINEES FOR TERMS EXPIRING AT THE 2018 ANNUAL MEETING

Albert S. Baldocchi Age: 62 Director Since: 1997

Background:

Mr. Baldocchi has been self-employed since 2000 as a financial consultant and strategic advisor for, and investor in, a variety of privately-held companies. He holds a Bachelor of Science degree in chemical engineering from the University of California at Berkeley and an MBA from Stanford University.

Qualifications:

Mr. Baldocchi’s extensive involvement with restaurant companies over a period of 17 years has given him an in-depth knowledge of restaurant company finance, operations and strategy. He also has considerable experience with high-growth companies in the restaurant industry and in other industries, and his experience as a senior investment banker at a number of prominent institutions, including Morgan Stanley, Solomon Brothers and Montgomery Securities, helped him develop solid capabilities in accounting and finance as well.

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Proposal 1 (continued)

Paul T. Cappuccio Age: 55 Director Since: 2016

Background:

Mr. Cappuccio was appointed to the Board on December 14, 2016. Mr. Cappuccio has served as Executive Vice President and General Counsel of Time Warner since 2001. In this capacity, he oversees the worldwide management of Time Warner’s legal functions, collaborating with all of its operating businesses. From 1999 to 2001, Mr. Cappuccio was Senior Vice President and General Counsel at America Online. Before joining AOL, he was a partner at the Washington, DC office of law firm Kirkland & Ellis LLP, where he specialized in telecommunications law, appellate litigation, and negotiation with government agencies. From 1991 to 1993, Mr. Cappuccio was Associate Deputy Attorney General at the United States Department of Justice. Prior to his service at the DOJ, Mr. Cappuccio served as law clerk at the United States Supreme Court for Justices Antonin Scalia and Anthony M. Kennedy, and as a law clerk to Judge Alex Kozinski of the United States Court of Appeals for the Ninth Circuit. Mr. Cappuccio earned a law degree from Harvard Law School in 1986 and a Bachelor’s degree from Georgetown University in 1983, and serves on the board of directors of Central European Media Enterprises Ltd. (NasdaqGS: CETV).

Qualifications: Mr. Cappuccio’s contributions to the Board include strong experience in legal and regulatory compliance, risk management, and public company corporate governance.

Steve Ells Age: 51 Director Since: 1996

Background:

Mr. Ells founded Chipotle in 1993. He is Chief Executive Officer and was appointed Chairman of the Board in 2005. From 2009 through 2016 he served as Co-Chief Executive Officer and Chairman. Prior to launching Chipotle, Mr. Ells worked for two years at Stars restaurant in San Francisco. Mr. Ells’s vision – that food served fast doesn’t have to be low quality and that delicious food doesn’t have to be expensive – is the foundation on which Chipotle is based. Mr. Ells graduated from the University of Colorado with a Bachelor of Arts degree in art history, and is also a 1990 Culinary Institute of America graduate.

Qualifications:

Mr. Ells’s visionary thinking has led Chipotle to extraordinary accomplishments, such as growing from a single restaurant to over 2,200 and serving more responsibly-raised meat than any other restaurant company. This thinking has also resulted in Mr. Ells remaining a principal driving force behind making our company innovative and striving for constant improvement, and he continues to provide important leadership to our executive officers, management team, and Board. He is also one of the largest individual shareholders of our company.

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Proposal 1 (continued)

Neil W. Flanzraich Age: 73 Director Since: 2007

Background:

Mr. Flanzraich is the Executive Chairman of Cantex Pharmaceuticals, Inc. (formerly ParinGenix, Inc.), a privately-owned biotech company, where he previously served as CEO and Chairman, and additionally, he has been a private investor since February 2006. From 1998 through its sale in January 2006 to TEVA Pharmaceuticals Industries, Ltd., he served as Vice Chairman and President of IVAX Corporation, an international pharmaceutical company. From 1995 to 1998, Mr. Flanzraich served as Chairman of the Life Sciences Legal Practice Group of Heller Ehrman LLP, a law firm, and from 1981 to 1994, served as the Senior Vice President and Chief Counsel and member of the Operating and Executive Committees of Syntex Corporation, an international pharmaceutical company. He was a director of Equity One Inc. (NYSE: EQY) until it was acquired on March 1, 2017. Mr. Flanzraich was also previously a director of BELLUS Health Inc. until May 2012, and prior to that served as a director of a number of additional publicly-traded companies. Mr. Flanzraich received an A.B. from Harvard College and a J.D. from Harvard Law School.

Qualifications:

Mr. Flanzraich’s executive experience has helped him develop outstanding skills in leading and managing strong teams of employees, and in oversight of the growth and financing of businesses in a rapidly-evolving market. His legal background also is valuable to us in the risk management area, and Mr. Flanzraich brings to us extensive experience serving as an independent director of other public and privately-held companies.

Robin Hickenlooper Age: 38 Director Since: 2016

Background:

Ms. Hickenlooper was appointed to the Board on December 14, 2016. Ms. Hickenlooper is Senior Vice President of Corporate Development at Liberty Media Corporation and has served in senior corporate development roles at Liberty Media and its affiliates since 2010. Prior to joining Liberty Media in 2008, Ms. Hickenlooper worked at Del Monte Foods and in investment banking at Thomas Weisel Partners. Ms. Hickenlooper serves on the board of directors of FTD Companies, Inc. (Nasdaq: FTD). She earned an MBA from Kellogg School of Management at Northwestern University, and a Bachelor’s degree in Public Policy from Duke University.

Qualifications: Ms. Hickenlooper brings to the Board significant experience in marketing and new media, as well as public company corporate governance.

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Proposal 1 (continued)

Kimbal Musk Age: 44 Director Since: 2013

Background:

Mr. Musk is an entrepreneur and restaurateur who has founded and advised several companies and non-profits including: The Kitchen Restaurant Group, a restaurant company with restaurants in Colorado, Illinois and Tennessee; The Kitchen Community; Zip2 Corporation (acquired by Compaq Computer Corporation); PayPal, Inc. (acquired by eBay Inc.); Everdream Corporation (acquired by Dell Inc.); Tesla Motors, Inc.; Space Exploration Technologies Corp. (SpaceX); OneRiot (acquired by Wal-Mart Stores, Inc.) and SolarCity Corporation. Mr. Musk has been Chief Executive Officer of The Kitchen Restaurant Group since April 2004, and Executive Director of The Kitchen Community, a non-profit organization that creates learning gardens in schools across the United States, since November 2010. After success in the technology business, Mr. Musk decided to pursue his passion for food and cooking and attended the French Culinary Institute in New York City. He is a member of the board of directors of Tesla Motors, Inc. (Nasdaq:TSLA) as well as a number of privately-held companies and charitable organizations. He has served as an Adjunct Professor at New York University, and is a graduate of Queen’s Business School in Canada and the French Culinary Institute.

Qualifications:

Mr. Musk’s extensive experience with fast-growing and innovative companies, as well as restaurants and other retail operations, and his experience on numerous boards of directors, are an asset to our Board.

Ali Namvar Age: 47 Director Since: 2016

Background:

Mr. Namvar was appointed to our Board on December 14, 2016. Mr. Namvar is a Partner at Pershing Square Capital Management, L.P., currently our second largest shareholder. Prior to joining Pershing Square in 2006, he held positions at Blackstone Group and Goldman Sachs Group, Inc. Mr. Namvar holds a Bachelor of Arts degree from Columbia University and an MBA from the Wharton School at the University of Pennsylvania.

Qualifications: Mr. Namvar has significant experience with restaurant investments, and also brings to the Board a deep knowledge of finance and investor relations.

Matthew H. Paull Age: 65 Director Since: 2016

Background:

Mr. Paull was appointed to our Board on December 14, 2016. Mr. Paull was Senior Vice President and Chief Financial Officer of McDonald’s Corp. from 2001 until he retired from that position in 2008. Prior to joining McDonald’s in 1993, Mr. Paull was a Partner at Ernst & Young, LLP. Mr. Paull currently serves on the boards of directors of Air Products and Chemicals, Inc. (NYSE: APD), Canadian Pacific Railway Limited (NYSE: CP) and KapStone Paper and Packaging Corp. (NYSE: KS). Mr. Paull previously served as a member of the board of WMS Industries, Inc. until 2013, and Best Buy Co. until 2013. He also serves on the advisory board of Pershing Square Capital Management, L.P. Mr. Paull holds a Bachelor’s degree and a Master’s degree in Accounting from the University of Illinois.

Qualifications: Mr. Paull brings to our Board expert knowledge in finance, accounting, and public company corporate governance.

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Proposal 1 (continued)

In addition to the specific skills and experience described above, each director has demonstrated a strong work ethic and dedication to Chipotle, including coming prepared to meetings, supporting our strategic vision while asking constructive questions and challenging management in a productive way, and otherwise providing valuable oversight of our business on behalf of our shareholders. We also believe that each director, through their personal accomplishments and in their service to Chipotle, has demonstrated high integrity, strong intellectual acumen, solid business judgment, and strategic vision.

The graphic below depicts a number of the key skills, experiences and attributes our Board believes to be important to have represented on the Board, and identifies the number of continuing directors having those skills, experiences and attributes.

SKILLS, EXPERIENCE AND ATTRIBUTES

LEADERSHIP

6/8 directors

(CEO; LEADERSHIP OF LARGE ORGANIZATIONS; PUBLIC COMPANY BOARD SERVICE)

RESTAURANT INDUSTRY

5/8 directors

(SOURCING & SUPPLY; FOOD SAFETY; QUALITY ASSURANCE)

HR/PEOPLE MANAGEMENT

2/8 directors

(RECRUITING; TALENT DEVELOPMENT & MOTIVATION; COMPLIANCE)

FINANCE/ACCOUNTING

5/8 directors

(ACCOUNTING SYSTEMS; PUBLIC REPORTING; INTERNAL CONTROLS)

RISK MANAGEMENT

3/8 directors

(OVERSIGHT & EVALUATION)

BRANDING/MARKETING

4/8 directors

(CUSTOMER RELATIONS; BRAND INNOVATION)

TECHNOLOGY

1/8 directors

(BUSINESS EFFICIENCY; REVENUE OPPORTUNITIES; CYBERSECURITY)

INTERNATIONAL

4/8 directors

(FOREIGN JURISDICTIONS; ORGANIZATIONAL & TAX STRUCTURE)

SUSTAINABILITY

2/8 directors

(ENVIRONMENTAL, SOCIAL & GOVERNANCE ISSUES)

GOVERNMENT RELATIONS

3/8 directors

(REGULATION, INVESTIGATIONS & COMPLIANCE)

INVESTOR RELATIONS

6/8 directors

(ENGAGEMENT REGARDING STRATEGY, COMPENSATION, AND CORPORATE GOVERNANCE)

DIVERSITY

1/8 directors

(GENDER; ETHNIC/NATIONAL ORIGIN)

REAL ESTATE

4/8 directors

(SITE SELECTION; PROPERTY ADMINISTRATION)

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Proposal 1 (continued)

The Board of Directors held ten meetings in 2016. Each director attended at least 75 percent of the meetings of the Board and of committees of which they were members during the time in which they served as a member of the Board in 2016. The Board has requested that each of its members attend our annual shareholder meetings absent extenuating circumstances, and all directors serving on the Board on the date of the 2016 annual meeting attended the meeting.

A Majority of our Board Members Are Independent

Our Board of Directors, under direction of the Nominating and Corporate Governance Committee, reviews the independence of our directors to determine whether any relationships, transactions or arrangements involving any director or any family member or affiliate of a director may be deemed to compromise the director’s independence from us, including under the independence standards contained in the rules of the NYSE. Based on that review, in March 2017 the Board determined that none of our directors have any relationships, transactions or arrangements that would compromise their independence, except that Mr. Ells is not an independent director as a result of his employment with us as Chief Executive Officer. In particular, the Board determined that the following transactions do not constitute relationships that would create material conflicts of interest or otherwise compromise the independence of the directors in attending to their duties as Board members: (i) the registration rights granted to Mr. Baldocchi as described below under “Certain Relationships and Related Party Transactions;” and (ii) our agreements with Pershing Square Capital Management, L.P., in which Mr. Namvar is a partner and for which Mr. Paull serves on the advisory board. Accordingly, the Board concluded that each director other than Mr. Ells qualifies as an independent director.

Committees of the Board

Our Board of Directors has three standing committees: (1) the Audit Committee, (2) the Compensation Committee, and (3) the Nominating and Corporate Governance Committee, each composed entirely of persons the Board has determined to be independent as described above. Each member of the Audit Committee has also been determined by the Board to be independent under the definition included in SEC Rule 10A-3(b)(1), and each member of the Compensation Committee has been determined to be independent under NYSE Rule 303A.02(a)(ii). Each committee operates pursuant to a written charter adopted by our Board of Directors which sets forth the committee’s role and responsibilities and provides for an annual evaluation of its performance. The charters of all three standing committees are available on the Investors page of our corporate website at ir.chipotle.com under the Corporate Governance link.

For information about the membership of each committee following the four pending departures from our Board, see page 13.

Audit Committee

In accordance with its charter, the Audit Committee acts to oversee the integrity of our financial statements and system of internal controls, the annual independent audit of our financial statements, the performance of our internal audit services function (including review of audit plans, budget and staffing), our compliance with legal and regulatory requirements, the implementation and effectiveness of our disclosure controls and procedures, and the evaluation and oversight of risk issues, and also acts to ensure open lines of communication among our independent auditors, accountants, internal audit and financial management. The committee’s responsibilities also include review of the qualifications, independence and performance of the independent auditors, who report directly to the Audit Committee. The committee regularly holds executive sessions with the audit partner for continued assessment of the performance, effectiveness and independence of the independent audit firm. The committee also retains, determines the compensation of, evaluates, and when appropriate replaces our independent auditors and pre-approves audit and permitted non-audit services provided by our independent auditors. The Audit Committee has adopted the “Policy Relating to Pre-Approval of Audit and Permitted Non-Audit Services” under which audit and non-audit services to be provided to us by our independent auditors are pre-approved. This policy is summarized on page 24 of this proxy statement. The committee determined that the fees paid to the independent auditor in 2016, including in connection with non-audit services, were appropriate, necessary and cost-efficient in the management of our business, and did not present a risk of compromising the auditor’s independence. The committee has also adopted and annually reviews compliance with the company’s Hiring Policy for Former Employees of Independent Auditor Firm, which further ensures that the independence of the independent audit firm is not impaired.

As required by law, the Audit Committee has established procedures to handle complaints received regarding our accounting, internal controls or auditing matters. It is also required to ensure the confidentiality of employees who have provided information or expressed concern regarding

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Proposal 1 (continued)

questionable accounting or auditing practices. The committee also fulfills the oversight function of the Board with respect to risk management, as described under “Corporate Governance – Role of the Board of Directors in Risk Oversight.” The committee may retain independent advisors at our expense that it considers necessary for the completion of its duties. The Audit Committee held nine meetings in 2016. The members of the Audit Committee are Messrs. Baldocchi (Chairperson), Charlesworth, Flanzraich and Gillett. Our Board of Directors has determined that all of the Audit Committee members meet the enhanced independence standards required of audit committee members by regulations of the SEC, and are financially literate as defined in the listing standards of the NYSE. The Board has further determined that Mr. Baldocchi qualifies as an “Audit Committee Financial Expert” as defined in SEC regulations.

No member of the Audit Committee served on more than three audit or similar committees of publicly held companies, including Chipotle, in 2016. A report of the Audit Committee is found under the heading “Audit Committee Report” on page 24.

Compensation Committee

The Compensation Committee oversees our executive compensation policies and programs. In accordance with its charter, the committee determines the compensation of our Chief Executive Officer based on an evaluation of his performance, and approves the compensation level of our other executive officers following an evaluation of their performance and recommendation by the Chief Executive Officer. The manner in which the committee makes determinations as to the compensation of our executive officers is described in more detail below under “Executive Officers and Compensation – Compensation Discussion and Analysis.”

The Compensation Committee charter also grants the committee the authority to: review and make recommendations to the Board with respect to the establishment of any new incentive compensation and equity-based plans; review and approve the terms of written employment agreements and post-service arrangements for executive officers; review our compensation programs generally to confirm that those plans provide reasonable benefits to us; recommend compensation to be paid to our outside directors; review disclosures to be filed with the SEC and distributed to our shareholders regarding executive compensation and recommend to the Board the filing of such disclosures; assist the Board with its functions relating to our compensation and benefits programs generally; and other administrative matters with regard to our compensation programs and policies. The committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the committee, except where such delegation is not allowed by legal or regulatory requirements.

The Compensation Committee has also been appointed by the Board to administer our Amended and Restated 2011 Stock Incentive Plan and to make awards under the plan, including as described below under “Executive Officers and Compensation – Compensation Discussion and Analysis – 2016 Compensation Program – Long-Term Incentives.” The committee has in some years, including 2016, delegated its authority under the plan to our executive officers to make grants to non-executive officer level employees, within limitations specified by the committee in its delegation of authority.

The Compensation Committee retained Pay Governance, LLC, an outside executive compensation consulting firm, to provide the committee with advice regarding compensation matters for 2016 and for the equity compensation awards made to our executive officers in February 2016. All of the fees paid to Pay Governance during 2016 were in connection with the firm’s work on executive compensation matters on behalf of the committee; no fees were paid to the firm for any other work. Pay Governance was retained pursuant to an engagement letter with the Compensation Committee, and the committee determined that the firm’s service to Chipotle did not and does not give rise to any conflict of interest, and considers Pay Governance to have sufficient independence from our company and executive officers to allow it to offer objective advice.

The Compensation Committee held fifteen meetings in 2016, including a number of meetings with shareholders to discuss executive compensation and corporate governance matters. A report of the committee is found under the heading “Executive Officers and Compensation – Compensation Discussion and Analysis – Compensation Committee Report” on page 42.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Mr. Flanzraich (Chairperson), Ms. Friedman and Mr. Flynn. There are no relationships between the members of the committee and our executive officers of the type contemplated in the SEC’s rules requiring disclosure of “compensation committee interlocks.” None of the members of the committee is our employee and no member

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Proposal 1 (continued)

has been an officer of our company at any time. The Board has determined that each member of the committee qualifies as a “Non-Employee Director” under SEC Rule16b-3 and as an “Outside Director” under Section 162(m) of the Internal Revenue Code of 1986, as amended, and that each member satisfies the standards of NYSE Rule 303A.02(a)(ii) regarding independence of compensation committee members. No member of the committee nor any organization of which any member of the committee is an officer or director received any payments from us during 2016, other than the payments disclosed under “– Compensation of Directors” below.

Nominating and Corporate Governance Committee

The responsibilities of the Nominating and Corporate Governance Committee include reviewing, at least annually, the adequacy of our corporate governance principles and recommending to the Board any changes to such principles as deemed appropriate, and recommending to the Board appropriate guidelines and criteria to determine the qualifications to serve and continue to serve as a director. The Nominating and Corporate Governance Committee also identifies and reviews the qualifications of, and recommends to the Board, (i) individuals to be nominated by the Board for election to the Board at each annual meeting, (ii) individuals to be nominated and elected to fill any vacancy on the Board which occurs for any reason (including increasing the size of the Board) and (iii) appointments to committees of the Board.

The committee, at least annually, reviews the size, composition and organization of the Board and its committees and recommends any policies, changes or other action it deems necessary or appropriate, including recommendations to the Board regarding retirement age, resignation or removal of a director, independence requirements, frequency of Board meetings and terms of directors. A number of these matters are covered in our Corporate Governance Guidelines, which the committee also reviews at least annually. The committee also reviews the nomination by our shareholders of candidates for election to the Board if such nominations are within the time limits and meet other requirements established by our bylaws. The committee oversees the annual evaluation of the performance of the Board and its committees and reviews and makes recommendations regarding succession plans for positions held by executive officers.

The Nominating and Corporate Governance Committee held four meetings in 2016. The members of the committee are Mr. Flynn (Chairperson), Ms. Friedman and Mr. Gillett.

Committee Realignment

Immediately prior to the annual shareholder meeting, we intend to appoint new members to the Board’s three standing committees in order to replace the departing members of the Board on each committee. The committee memberships following the annual meeting will be as follows:

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Al Baldocchi (Chair)	Neil Flanzraich (Chair)	Paul Cappuccio (Chair)
Paul Cappuccio	Ali Namvar	Neil Flanzraich
Robin Hickenlooper	Matthew Paull	Ali Namvar

Demand Review Committee

In addition to the standing committees described above, in May 2016 the Board established a Demand Review Committee in response to requests from two individual shareholders that the Board investigate potential violations of law in connection with food safety matters. The Demand Review Committee consists of Messrs. Flanzraich and Musk.

Director Compensation

Directors who are also employees of Chipotle do not receive compensation for their services as directors. Directors who are not employees of Chipotle received an annual retainer during 2016 of $195,000, of which $75,000 was paid in cash and $120,000 was paid in restricted stock units representing shares of our common stock, based on the closing price of the stock on the grant date, which is the date of our annual shareholders meeting each year. Each director who is not an employee of Chipotle also received a $2,000 cash payment for each meeting of the Board of Directors he or she attended and $1,500 for each meeting of a committee of the Board of Directors he or she attended ($750 in the case of telephonic attendance at an in-person committee meeting). Annual cash retainers are paid to the chairperson of each committee of the Board of Directors, in the following amounts for 2016: $20,000 for the Audit Committee Chairperson, $15,000 for the Compensation Committee Chairperson, $10,000 for the Nominating and Corporate Governance Committee Chairperson, and $5,000 for the chairperson of any other committee established by the Board of Directors unless otherwise specified by the Board. We also paid an annual retainer of $15,000 to the Lead Director for 2016. In March 2017, the Board (with Mr. Flanzraich recusing himself) approved an increase in the annual Lead Director retainer to $50,000. Additionally, directors are reimbursed for

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Proposal 1 (continued)

expenses incurred in connection with their service as directors, including travel expenses for meetings.

We have also adopted a requirement that each non-employee director is expected to own Chipotle common stock with a market value of five times the annual cash retainer within five years of the director’s appointment or election to the Board. All continuing directors other than

Mr. Musk, who was appointed to the Board in September 2013, and Messrs. Cappuccio, Namvar and Paull and Ms. Hickenlooper, each of whom was appointed to the Board in December 2016, met this requirement as of December 31, 2016. Unvested restricted stock units received as compensation for Board service count as shares owned for purposes of this requirement.

The compensation of each of our non-employee directors in 2016 is set forth below.

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS(1)	TOTAL
Albert S. Baldocchi	$121,000	$120,310	$241,310
Paul T. Cappuccio(2)	$5,699	$6,273	$11,972
John S. Charlesworth	$101,000	$120,310	$221,310
Neil W. Flanzraich	$160,250	$120,310	$280,560
Patrick J. Flynn	$121,500	$120,310	$241,810
Darlene J. Friedman	$110,750	$120,310	$231,060
Stephen Gillett	$107,000	$120,310	$227,310
Robin Hickenlooper(2)	$5,699	$6,273	$11,972
Kimbal Musk	$87,500	$120,310	$207,810
Ali Namvar(2)(3)	—	—	—
Matthew H. Paull(2)	$5,699	$6,273	$11,972

(1)	Reflects the grant date fair value under FASB Topic 718 of restricted stock units awarded for the equity portion of each director’s annual retainer. Restricted stock units in respect of 265 shares of common stock were granted to non-employee directors Messrs. Baldocchi, Charlesworth, Flanzraich, Flynn, Gillett and Musk and Ms. Friedman on May 11, 2016 The restricted stock units were valued at $454.00, the closing price of our common stock on May 11, 2016. Restricted stock units in respect of 16 shares of common stock were granted to non-employee directors Messrs. Cappuccio and Paull and Ms. Hickenlooper upon their appointment as non-employee directors. The restricted stock units were valued at $392.07, the closing price of our common stock on December 16, 2016, the date of the grants. The restricted stock units vest on the third anniversary of the grant date subject to the director’s continued service as a director through that date. Vesting accelerates in the event of the retirement of a director who has served for a total of six years (including any breaks in service), or in the event the director leaves the Board following certain changes in control of Chipotle. Directors may elect in advance to defer receipt upon vesting of the shares underlying the restricted stock units. As of December 31, 2016, Messrs Baldocchi, Charlesworth, Flanzraich, Flynn, and Musk, and Ms. Friedman, each held 696 unvested restricted stock units as of that date; Mr. Gillett held 417 unvested restricted stock units and Messrs. Cappuccio and Paull and Ms. Hickenlooper held 16 unvested restricted stock units as of that date.

(2)	Ms. Hickenlooper and Messrs. Cappuccio, Namvar and Paull were appointed to the Board effective December 14, 2016.

(3)	Mr. Namvar waives his right to receive compensation as an outside director.

CORPORATE GOVERNANCE

Our Board of Directors has adopted a number of policies to support our values and provide for good corporate governance, including our Corporate Governance Guidelines, which set forth our principles of corporate governance; our Board committee charters; the Chipotle Mexican Grill, Inc. Code of Conduct, which applies to all Chipotle officers, directors and employees; and separate Codes of Ethics for our directors, our Chief Executive Officer and our Chief Financial Officer/principal accounting officer. The Corporate Governance Guidelines, Code of

Conduct, and each of the Codes of Ethics are available on the Investors page of our corporate website at ir.chipotle.com under the Corporate Governance link.

If we make any substantive amendment to, or grant a waiver from, a provision of the Code of Conduct or our Codes of Ethics that apply to our executive officers, we intend to satisfy the applicable SEC disclosure requirement by promptly disclosing the nature of the amendment or waiver on the Investors page of our website at ir.chipotle.com under the Corporate Governance link.

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Chairman of the Board

Mr. Ells, our founder and Chief Executive Officer, also serves as Chairman of the Board. The Chairman of the Board presides at meetings of the Board and exercises and performs such other powers and duties as may be periodically assigned to him in that capacity by the Board or prescribed by our bylaws. We believe it is not only appropriate but also important for Mr. Ells to serve as Chairman in addition to serving as Chief Executive Officer. As the founder of our company, he has since our inception been the principal architect of our corporate strategy and vision, and continues to be a primary driving force to keep our company innovative and striving for constant improvement. The Board believes that its oversight responsibilities can be most effectively fulfilled if the Board is led by that same driving force, and also believes that it is appropriate for Mr. Ells to lead the Board due to his being one of the largest individual shareholders of our company. The Board also believes that in light of recent changes to the Board as part of our ongoing Board refreshment efforts, the continuity of vision and strategy that is inherent in having the company founder lead the Board will be valuable as new members are assimilated onto our Board.

The Board, particularly the Lead Director and the chairperson of the Nominating and Corporate Governance Committee, as well as each member of the Board through our annual Board evaluation program, carefully considers the Board’s leadership structure, and acknowledges that at some point there may be a need for a different Board leadership structure. At the present time, however, the Board is confident that the leadership of Mr. Ells as both Chairman of the Board and Chief Executive Officer is in the best interests of Chipotle and our shareholders.

Lead Director

Mr. Flanzraich was appointed Lead Director in September 2014. The Board believes that maintaining a Lead Director position held by an independent director ensures that our outside directors remain independent of management and provide objective oversight of our business and strategy. The Lead Director chairs Board meetings during any sessions conducted as executive sessions without employee directors or other employees being present, and also consults with the Chairman and Chief Executive Officer and the Chief Financial Officer on business issues and with the Nominating and Corporate Governance Committee on Board management. Other responsibilities of the Lead Director include (i) coordinating activities of the other independent directors and serving as a liaison between the Chairman and independent directors, (ii) calling meetings of the independent directors when determined to be necessary or appropriate, (iii) reviewing meeting agendas and consulting with the Chairman regarding agenda items, (iv) interviewing, along with the Chairman and the Chair and members of the Nominating and Corporate Governance Committee, candidates for director positions and making recommendations to the Nominating and Corporate Governance Committee, (v) working in collaboration with the Chair of the Nominating and Corporate Governance Committee to complete the annual Board performance self-evaluation process, (vi) advising the Nominating and Corporate Governance Committee on the composition of Board committees and selection of committee chairs, (vii) providing leadership to the Board if circumstances arise in which the roles of the Chairman and the Chief Executive Officer may be, or may be perceived to be, in conflict, (viii) considering Board succession planning matters; and (ix) participating in shareholder outreach efforts relating to executive compensation and corporate governance matters.

In March 2017, we agreed with shareholders Amalgamated Bank and CtW Investment Group to further strengthen our Lead Director position by providing that the Lead Director will (i) write an annual letter to shareholders to be included in the proxy statement for our annual shareholder meetings each year, beginning in 2018; (ii) review and approve the agenda for each Board meeting; (iii) together with the chair of the Compensation Committee, lead the annual performance evaluation of our Chief Executive Officer; and (iv) continue to lead executive sessions of the independent directors of the Board, which will be held at least quarterly. In reliance on these commitments, the shareholders agreed to withdraw their shareholder proposal calling for us to separate the positions of Chairman of the Board and Chief Executive Officer and appoint an independent Chairman.

Board Performance Self-Evaluation Process

The Chairman of the Nominating and Corporate Governance Committee oversees an annual evaluation process during which each director evaluates the Board as a whole and their individual contributions to the Board, and each member of the standing committees of the Board evaluates the committees on which he or she serves.

The individual director evaluations consider, among other factors, (i) the extent to which directors understand our products, markets and business initiatives, (ii) the extent to which individual director experience, information and insight contribute to the effectiveness of the Board, and (iii) the availability of training and development opportunities, if necessary, to enhance individual contributions to the Board. The Board self-evaluations

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Proposal 1 (continued)

consider whether and how the Board has performed the responsibilities in our Corporate Governance Guidelines, evaluates the composition of the Board and its committees, and assesses the quality of meetings, agendas, presentations and meeting materials in relation to the Board’s role of overseeing management’s execution of our corporate strategies. The committee self-evaluations consider whether and how well each committee has performed the responsibilities in its charter, whether the committee members possess the right skills and experience to perform their responsibilities, whether the meeting materials are effective in communicating important information and enabling the committees to meet their responsibilities, and other matters.

For 2016, the Chairman of the Nominating and Corporate Governance Committee conducted an interview with each director to discuss the matters described above, and to conduct individual director self-evaluations and identify any other issues regarding Board or committee performance. The results of these discussions were then compiled and presented in discussions with the full Board. In some years, the Board self-evaluation also results in changes to the Board’s policies, procedures and priorities in order to best enable the Board to discharge its oversight responsibilities.

How to Contact the Board of Directors

Any shareholder or other interested party may contact the Board of Directors, including the Lead Director or the non-employee directors as a group, or any individual director or directors, by writing to the intended recipient(s) in care of Chipotle Mexican Grill, Inc., 1401 Wynkoop Street, Suite 500, Denver, Colorado, 80202, Attention: Corporate Secretary. Any communication to report potential issues regarding accounting, internal controls and other auditing matters will be directed to the Audit Committee. Our corporate Secretary or general counsel, or their designees, will review and sort communications before forwarding them to the addressee(s), although communications that do not, in the opinion of the Secretary, our general counsel or their designees, deal with the functions of the Board or a committee or do not otherwise warrant the attention of the addressees may not be forwarded.

Executive Sessions

Our independent directors met in executive session without management present at the end of each regularly-scheduled Board meeting during 2016. The independent directors also typically hold an executive session prior to each regularly-scheduled Board meeting as well. The Lead Director chaired the non-employee executive sessions of the Board held during 2016. The Board expects to continue to conduct executive sessions of the independent directors at each regularly-scheduled Board meeting during 2017, and independent directors may schedule additional sessions in their discretion.

At regularly-scheduled meetings of the Audit Committee and Compensation Committee, executive sessions are generally held at the end of each meeting, with only the committee members or the committee members and their advisors present, to discuss any topics the committee members deem necessary or appropriate. The Compensation Committee also meets regularly in executive session without the executive officers, and the Nominating and Corporate Governance Committee meets in executive session without management from time to time as circumstances warrant.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for establishing criteria for nominees to serve on our Board, screening candidates, and recommending for approval by the full Board candidates for vacant Board positions and for election at each annual meeting of shareholders. The committee’s policies and procedures for consideration of Board candidates are described below. Each nominee for election as a director at this year’s annual meeting was recommended to the Board as a nominee by the Nominating and Corporate Governance Committee.

The committee considers candidates suggested by its members, other directors, senior management and shareholders. The committee is also authorized under its charter to retain, at our expense, search firms, consultants, and any other advisors it may deem appropriate to identify and screen potential candidates. The committee may also retain a search firm to evaluate and perform background reviews on director candidates, including those recommended by shareholders. Any advisors retained by the committee will report directly to the committee.

Candidate Qualifications and Considerations

The committee seeks to identify candidates of high integrity who have a strong record of accomplishment and who display the independence of mind and strength of character necessary to make an effective contribution to the Board and to represent the interests of all shareholders. Candidates are selected for their ability to exercise good judgment and to provide practical insights and diverse perspectives. In addition to considering the

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Proposal 1 (continued)

Board’s and Chipotle’s needs at the time a particular candidate is being considered, the committee considers candidates in light of the entirety of their credentials, including:

•	Their integrity and business ethics;

•	Their strength of character and judgment;

•	Their ability and willingness to devote sufficient time to Board duties;

•	Their potential contribution to the diversity and culture of the Board;

•	Their educational background;

•

Their business and professional achievements and experience and industry background, particularly in light of our principal business and strategies, and from the standpoint of alignment with our vision and values;

•	Their independence from management, including under requirements of applicable law and listing standards, and any potential conflicts of interest arising from their other business activities; and

•	Relevant provisions of our Corporate Governance Guidelines.

These factors may be weighted differently depending on the individual being considered or the needs of the Board at the time. We do not have a particular policy regarding the diversity of nominees or Board members. The Board does believe that diverse membership with varying perspectives and breadth of experience is an important attribute of a well-functioning Board. Accordingly, diversity (whether based on factors commonly associated with diversity such as race, gender, national origin, religion, or sexual orientation or identity, as well as on broader principles such as diversity of perspective and experience) is one of many elements that will be considered in evaluating a particular candidate. Search firms with which we work to identify potential Board nominees will be instructed to specifically focus on identifying candidates that would, in addition to bringing particular skills and experience to the Board, also add to the gender and/or ethnic diversity on the Board.

Consideration of Shareholder-Recommended Candidates and Procedure for Shareholder Nominations

Shareholders wishing to recommend candidates to be considered by the Nominating and Corporate Governance Committee must submit to our corporate Secretary the following information: a recommendation identifying the candidate, including the candidate’s contact information; a detailed resume of the candidate and an autobiographical statement explaining the candidate’s interest in serving on our Board; and a statement of whether the candidate meets applicable law and listing requirements pertaining to director independence. Candidates recommended by shareholders for consideration will be evaluated in the same manner as any other candidates, as described below under “Candidate Evaluation Process,” and in view of the qualifications and factors identified above under “Candidate Qualifications and Considerations.”

Under our bylaws, shareholders may also nominate candidates for election as a director at our annual meeting. To do so, a shareholder must comply with the provisions of our bylaws regarding shareholder nomination of directors, including compliance with the deadlines described under “Shareholder Proposals and Nominations for 2018 Annual Meeting – Bylaw Requirements for Shareholder Submission of Nominations and Proposals” on page 50. Our bylaws also permit qualified shareholders or groups of shareholders to include nominations for election as a director in our proxy materials. To do so, a shareholder must comply with the proxy access provisions in our bylaws.

Candidate Evaluation Process

The committee initially evaluates candidates in view of the qualifications and factors identified above under “Candidate Qualifications and Considerations,” and in doing so may consult with the Chairman, the Lead Director, other directors, senior management or outside advisors regarding a particular candidate. The committee also takes into account the results of recent Board and Board committee self-evaluations and the current size and composition of the Board, including expected retirements and anticipated vacancies. In the course of this evaluation, some candidates may be eliminated from further consideration because of conflicts of interest, unavailability to attend Board or committee meetings or other reasons. Following the initial evaluation, the committee would arrange for interviews of candidates deemed worthy of further consideration. To the extent feasible, candidates are interviewed by the Chairman and Chief Executive Officer, the Lead Director, and the members of the Nominating and Corporate Governance Committee, and potentially other directors as well. The results of these interviews would be considered by the committee in its decision to recommend a candidate to the Board. Those candidates approved by the Board as nominees are named in the proxy statement for election by the shareholders at the annual meeting (or, if between annual meetings, one or more nominees may be elected by the Board itself if

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Proposal 1 (continued)

needed to fill vacancies, including vacancies resulting from an increase in the number of directors).

Board Appointments Made in December 2016

Prior to appointing four new members to our Board in December 2016, the Nominating and Corporate Governance Committee considered a large number of potential candidates, including candidates identified by outside legal, financial and other advisors, candidates referred by members of the Board and management, and candidates identified by shareholders. The Lead Director also participated, together with the executive officers and other members of management, in a number of meetings with large shareholders at which Board succession and refreshment was discussed. In the course of this process, diversity considerations were given a high priority, along with considerations of the current skill sets represented on the Board, and skills that may be valuable in light of Chipotle’s strategic priorities.

As a result of the foregoing, a list of potential candidates was generated, and the candidates – including the two candidates elected to the Board pursuant to the Investor Agreement described below – were considered as described above under “Candidate Evaluation Process.”

Investor Agreement Regarding Board Nominations

On December 14, 2016, we and Pershing Square Capital Management, L.P. (together with funds it advises, “Pershing Square”) entered into a letter of agreement (which we refer to as the “Investor Agreement”) regarding nominations to the Board and a number of related matters.

The Investor Agreement provides for the nominations of Ali Namvar and Matthew Paull for election to Chipotle’s Board at the 2017 annual meeting of shareholders and the 2018 annual meeting of shareholders, a procedure for replacing Mr. Namvar with a successor director in certain cases, and specified voting obligations of Pershing Square with respect to Chipotle’s annual shareholder meetings. In accordance with the Investor Agreement, Pershing Square has further agreed to cause the resignation of Mr. Namvar from Chipotle’s Board in the event Pershing Square’s ownership of Chipotle’s outstanding common stock falls below 5%.

Under the Investor Agreement, Pershing Square is also subject to specified standstill restrictions lasting generally until the later of a specified period before the advance notice period for nominating directors at Chipotle’s 2019 annual meeting of shareholders, and a specified period after Pershing Square ceases to have any representatives serving on Chipotle’s Board. For further details regarding the Investor Agreement and related agreements, see “Certain Relationships and Related Party Transactions.”

Policies and Procedures for Review and Approval of Transactions with Related Persons

We recognize that transactions in which our executive officers, directors or principal shareholders, or family members or other associates of our executive officers, directors or principal shareholders, have an interest may raise questions as to whether those transactions are consistent with the best interests of Chipotle and our shareholders. Accordingly, our Board has adopted written policies and procedures requiring the Audit Committee to approve in advance, with limited exceptions, any transactions in which any person or entity in the categories named above has any material interest, whether direct or indirect, unless the value of all such transactions in which a related party has an interest during a year total less than $10,000. We refer to such transactions as “related person transactions.” Current related person transactions to which we are a party are described on page 49.

A related person transaction will only be approved by the Audit Committee if the committee determines that the related person transaction is beneficial to us and the terms of the related person transaction are fair to us. No member of the Audit Committee may participate in the review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Role of the Board of Directors in Risk Oversight

While our executive officers and various other members of management are responsible for the day-to-day management of risk, the Board of Directors exercises an oversight role with respect to risk issues facing our company, principally through considering risks associated with our company strategy as part of its oversight of our overall strategic direction, as well as delegation to the Audit Committee of the responsibility for evaluating enterprise risk issues. Under the terms of its charter, the Audit Committee discusses with management, our internal auditors and our independent auditors our major financial, operating and other risk exposures, as well as the adequacy and effectiveness of steps management has taken to monitor and control such exposures (including, for instance, our internal control over financial reporting). The Audit Committee’s oversight of risk management includes its review each year of an annual risk assessment

18	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT

Proposal 1 (continued)

conducted by our internal audit department, which functionally reports to the Audit Committee. The Audit Committee also recommends from time to time that key identified risk areas be considered by the full Board, and individual Board members also periodically ask the full Board to consider an area of risk. In those cases the Board considers the identified risk areas, typically at an in-person or telephonic meeting, including receiving reports from and conducting discussions with the appropriate management personnel.

Enhanced Oversight of Food Safety Risks

In the wake of food-borne illness incidents that had a significant negative impact on our business at the end of 2015 and during 2016, the Audit Committee and management implemented additional procedures to enhance the committee’s oversight over food safety risks. This enhanced oversight entails increased reporting to the Audit Committee and full Board regarding food safety-related matters, including reporting from Chipotle’s Food Safety Advisory Council, a panel of outside experts and our Executive Director – Foods Safety that we’ve assembled to supplement the expertise of our internal team with independent guidance and validation from experts outside the company. During 2016, the Audit Committee also increased its oversight over food safety matters through participation by Mr. Charlesworth in certain food safety audits, trainings, and other activities, and follow-up reports by Mr. Charlesworth to the Audit Committee.

Board Leadership Structure and Risk Oversight

The Board believes our current leadership structure facilitates its oversight of risk by combining independent leadership through the Lead Director, independent Board committees, and majority independent Board composition, with an experienced Chairman and Chief Executive Officer with intimate knowledge of our business, industry and challenges. The Chief Executive Officer’s in-depth understanding of these matters and levels of involvement in the day-to-day management of Chipotle allows him to promptly identify and raise key risks to the Board, call special meetings of the Board when necessary to address critical issues, and focus the Board’s attention on areas of concern. This is effectively balanced by the independent oversight of the Lead Director, independent Board committees, and independent directors as a whole, who can objectively assess the risks identified by the Board or by management, as well as management’s effectiveness in managing such risks.

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Proposal 2

An Advisory Vote to Approve the Compensation of our Executive Officers as Disclosed in this Proxy Statement

As required by Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to cast an advisory vote to approve the compensation of our executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our executive officers. We have committed to holding say-on-pay votes at each year’s annual meeting; the Compensation Committee will evaluate the frequency of future say-on-pay votes following this year’s annual meeting and the outcome of the advisory vote called for in Proposal 3, below.

Executive Compensation Disclosures

Detailed discussion and analysis of our executive compensation begins on page 28. See, in particular, the disclosures under “Executive Officers and Compensation – Compensation Discussion and Analysis – Executive Summary” for a concise description of the extensive changes we’ve made over the past two years in regards to the compensation of our executive officers, and the measures we’ve taken to ensure that executive compensation is aligned with company performance and the creation of shareholder value.

Say-on-Pay Resolution

The Compensation Committee of our Board of Directors believes that our executive compensation programs continue to emphasize performance-oriented components that encourage and reward strong operating and financial performance and stock price gains, and that have aligned the interests of our officer team with those of shareholders. Accordingly, our Board asks that you vote in favor of the following shareholder resolution:

“RESOLVED, that the compensation of the executive officers of Chipotle Mexican Grill, Inc. as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis section, compensation tables and related material in the company’s proxy statement, are hereby approved.”

The say-on-pay vote is advisory and therefore will not be binding on the Compensation Committee, the Board of Directors, or Chipotle. However, the Compensation Committee and Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Board of Directors recommends a vote FOR the say-on-pay proposal.

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Proposal 3

An Advisory Vote on the Frequency With Which We Will Conduct Say-On-Pay Votes

In addition to the say-on-pay vote, we are asking you to cast an advisory vote as required by Section 14A of the Securities Exchange Act of 1934 on the frequency with which we will conduct future say-on-pay votes – every year, every two years, or every three years.

The vote on the frequency of future say-on-pay votes is advisory and therefore will not be binding on the Compensation Committee, the Board of Directors, or Chipotle. However, the Compensation Committee and Board will take the voting results into consideration when determining the frequency and timing of future say-on-pay votes. SEC rules require that we conduct a say-on-pay vote at least once every three years, and a shareholder resolution in favor of holding a say-on-pay vote every two or three years would not prohibit us from holding such a vote on a more frequent basis if circumstances were to warrant it.

We hold an advisory vote on the frequency of future say-on-pay votes every six years. At our annual meeting of shareholders in 2011, shareholders voted in favor of holding annual say-on-pay votes (i.e., a vote every ONE year).

Please read the “Executive Officers and Compensation” section of this proxy statement before determining how to vote on this proposal. As described in more detail in that section, and particularly under the heading “ – Compensation Discussion and Analysis,” our executive compensation programs emphasize performance and accountability while maintaining alignment with shareholder interests. We believe that holding a say-on-pay vote every year will help the committee assess its success in meeting these objectives.

You are being asked to vote on a preference that we hold a say-on-pay vote every three years, two years or every year, or you may abstain from this vote.

The Board of Directors recommends a vote in favor of holding the advisory say-on-pay vote every ONE year.

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Proposal 4

Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm

The Audit Committee, which is responsible for the appointment, compensation and oversight of our independent auditors, has engaged Ernst & Young LLP as independent auditors to audit our consolidated financial statements for the year ending December 31, 2017 and to perform other permissible, pre-approved services. As a matter of good corporate governance, we are requesting that shareholders ratify the Audit Committee’s appointment of Ernst & Young as independent auditors. If shareholders do not ratify the appointment of Ernst & Young, the committee will reevaluate the appointment. Even if the selection is ratified, the committee in its discretion may select a different independent registered public accounting firm at any time during fiscal 2017 if it determines that such a change would be in the best interests of Chipotle and our shareholders.

The Audit Committee annually evaluates the performance of our independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current independent auditors or consider other audit firms. Factors considered by the committee in deciding whether to retain include:

•

Ernst & Young’s capabilities considering the scope and complexity of our business, and the resulting demands placed on Ernst & Young in terms of technical expertise and knowledge of our industry and business;

•	the quality and candor of Ernst & Young’s communications with the committee and management;

•	Ernst & Young’s independence;

•

the quality and efficiency of the services provided by Ernst & Young, including input from management on Ernst & Young’s performance and how effectively Ernst & Young demonstrated its independent judgment, objectivity and professional skepticism;

•	external data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on Ernst & Young and its peer firms; and

•

the appropriateness of Ernst & Young’s fees, tenure as our independent auditor, including the benefits of a longer tenure, and the controls and processes in place that help ensure Ernst & Young’s continued independence.

Based on this evaluation, the Audit Committee and the Board believe that retaining Ernst & Young to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017, is in the best interests of Chipotle and our shareholders.

The Audit Committee also oversees the process for, and ultimately approves, the selection of our independent registered public accounting firm’s lead engagement partner at the five-year mandatory rotation period. Prior to the mandatory rotation period, at the committee’s instruction, the firm will select candidates to be considered for the lead engagement partner role, who are then interviewed by members of our management. After considering the candidates recommended by the firm, management makes a recommendation to the committee regarding the new lead engagement partner. After discussing the qualifications of the proposed lead engagement partner with the current lead engagement partner, the members of the committee, individually and/or as a group, will interview the leading candidate, and the committee then considers the appointment and approves the selection as a committee. A new lead engagement partner was appointed for the 2016 audit; the next change in lead engagement partner after the current five-year rotation period will occur for the 2021 audit.

The committee has adopted a policy which sets out procedures that the committee must follow when retaining the independent auditor to perform audit, review and attest engagements and any engagements for permitted non-audit services. This policy is summarized below under “Policy for Pre-Approval of Audit and Permitted Non-Audit Services” and will be reviewed by the Audit Committee periodically, but no less frequently than annually, for purposes of assuring continuing compliance with applicable law. All services performed by Ernst & Young for the years ended December 31, 2016 and 2015 were pre-approved by the Audit Committee in accordance with this policy, following a determination by the committee that the fees to be paid to Ernst & Young in each year, including in connection with non-audit services, were appropriate, necessary and cost-efficient in the management of our business, and did not present a risk of compromising the independence of Ernst & Young as our independent auditors.

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Proposal 4 (continued)

Ernst & Young has served as our independent auditors since 1997. Representatives of Ernst & Young are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

INDEPENDENT AUDITORS’ FEE

The aggregate fees and related reimbursable expenses for professional services provided by Ernst & Young for the years ended December 31, 2016 and 2015 were:

Fees for Services	2016	2015
Audit Fees(1)	$783,808	$754,899
Audit-Related Fees(2)	–	2,148
Tax Fees(3)	168,426	510,107
All Other Fees	–	–
Total Fees	$952,234	$1,267,154

(1)	Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered. Audit fees also include fees and expenses, if any, related to SEC filings, comfort letters, consents, SEC comment letters and accounting consultations.

(2)	Represents fees for a subscription to an Ernst & Young online service used for accounting research purposes.

(3)	Represents fees for tax consulting and advisory services, and for 2015, tax compliance services as well.

The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017.

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Proposal 4 (continued)

AUDIT COMMITTEE REPORT

With regard to the fiscal year ended December 31, 2016, the Audit Committee (i) reviewed and discussed with management our audited consolidated financial statements as of December 31, 2016 and for the year then ended; (ii) discussed with Ernst & Young LLP, the independent auditors, the matters required by the Auditing Standards 1301, Communication with Audit Committees; (iii) received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee regarding independence; and (iv) discussed with Ernst & Young LLP their independence.

Based on the review and discussions described above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

The Audit Committee:

Albert S. Baldocchi, Chairperson

John S. Charlesworth

Neil W. Flanzraich

Stephen Gillett

POLICY FOR PRE-APPROVAL OF AUDIT AND PERMITTED NON-AUDIT SERVICES

The Board of Directors has adopted a policy for the pre-approval of all audit and permitted non-audit services proposed to be provided to Chipotle by its independent auditors. This policy provides that the Audit Committee must pre-approve all audit, review and attest engagements and may do so on a case-by-case basis or on a class basis if the relevant services are predictable and recurring. Any internal control-related service may not be approved on a class basis, but must be individually pre-approved by the committee. The policy prohibits the provision of any services that the auditor is prohibited from providing under applicable law or the standards of the PCAOB.

Pre-approvals on a class basis for specified predictable and recurring services are granted annually at or about the start of each fiscal year. In considering all pre-approvals, the committee may take into account whether the level of non-audit services, even if permissible under applicable law, is appropriate in light of the independence of the auditor. The committee reviews the scope of services to be provided within each class of services and imposes fee limitations and budgetary guidelines in appropriate cases.

The committee may pre-approve a class of services for the entire fiscal year. Pre-approval on an individual service basis may be given or effective only up to six months prior to commencement of the services.

The committee periodically reviews a schedule of fees paid and payable to the independent auditor by type of covered service being performed or expected to be provided. Our Chief Financial Officer is also required to report to the committee any non-compliance with this policy of which he becomes aware. The committee may delegate pre-approval authority for individual services or a class of services to any one of its members, provided that delegation is not allowed in the case of a class of services where the aggregate estimated fees for all future and current periods would exceed $500,000. Any class of services projected to exceed this limit or individual service that would cause the limit to be exceeded must be pre-approved by the full committee. The individual member of the committee to whom pre-approval authorization is delegated reports the grant of any pre-approval by the individual member at the next scheduled meeting of the committee.

24	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT

Shareholder Proposal

Proposal 5 is a shareholder proposal. If the shareholder proponent of the proposal, or representative who is qualified under state law, is present at the annual meeting and submits the proposal for a vote, the proposal will be voted upon. The shareholder proposal and related supporting statement is included in this proxy statement as submitted by the proponent and we accept no responsibility for its contents. The Board’s statement in opposition to the proposal is presented immediately following the proposal and supporting statement. The name and address of the proponent of the proposal and the amount of stock owned by such proponent will be promptly provided to any shareholder making an oral or written request for such information to our corporate Secretary at our headquarters.

Proposal 5

AN ADVISORY VOTE ON A SHAREHOLDER PROPOSAL REGARDING

SPECIAL MEETINGS OF THE SHAREHOLDERS

Special Shareholder Meetings

Resolved:

The shareholders of Chipotle Mexican Grill, Inc. (CMG) (‘Company’) hereby request that the Board of Directors take the steps necessary to amend our bylaws and each appropriate governing document to give holders in the aggregate of 15% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.

Supporting Statement:

Delaware law allows 10% of company shares to call a special meeting. A shareholder right to call a special meeting is a way to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. This is important because there could be 15-months between annual meetings.

A shareholder right to act by written consent and to call a special meeting are two complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. Both are associated with increased governance quality and shareholder value. Our Company offers no right of shareholders to act by written consent.

Currently, more than 60% of the companies in the S&P 500 have adopted company bylaws, articles of incorporation, or charter provisions to allow shareholders to call a special meeting.

This proposal topic won more than 70% support at Edwards Lifesciences and SunEdison in 2013. It may be possible to adopt this proposal by simply incorporating this text into our governing documents:

“Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statue, may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or President or Secretary upon the order in writing of a majority of or by resolution of the Board of Directors, or at the request in writing of stockholders owning 15% of the entire capital stock of the Corporation issued and outstanding and entitled to vote.”

We urge the Board to join the mainstream of major U.S. companies and establish a right for shareholders owning 15% of our outstanding common stock to call a special meeting.

Please vote for: Special Shareowner Meetings – Proposal 5

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT	25

Shareholder Proposal (continued)

Statement in Opposition

Our current bylaws provide that holders of an aggregate of 25% of our outstanding common stock are permitted to call special meetings of shareholders. We believe this provision ensures that a reasonable number of shareholders consider a matter important enough to merit a special meeting in order for such a meeting to be held. Accordingly, we recommend a vote AGAINST this proposal and the lower threshold it seeks to establish.

A proposal on this topic was submitted for the 2016 annual meeting of shareholders, calling on the Board to amend our bylaws to implement a right for holders of 10% of our outstanding common stock to call a special meeting. Because our certificate of incorporation provided, prior to last year’s annual meeting, that only the Board or the Chairman of the Board could call special meetings of shareholders, we included in our proxy materials for the 2016 annual meeting a proposal to remove that limitation. Our proposal further committed that, if the proposal was approved by shareholders, our Board would amend our bylaws to implement a right for holders of 25% of our outstanding common stock to call a special meeting. Our proposal and related commitment to amending our bylaws were approved by nearly 95% of the votes cast at the meeting, while the shareholder proposal seeking the right for holders of 10% of our outstanding common stock to call special meetings garnered only 43% of the votes cast.

We believe the shareholder voting at the 2016 annual meeting of shareholders, as well as the stated views of a number of our largest shareholders supporting a 25% threshold for shareholders to call special meetings, reflect strong support from our shareholders for the existing 25% ownership requirement.

A special meeting of shareholders can be a very expensive and time-consuming matter because of the cost to prepare required disclosure documents, printing and mailing costs, and the time commitment required of the Board and our executive officers to prepare for and conduct the meeting. Special meetings of shareholders should be extraordinary events that only occur when fiduciary obligations or strategic concerns require that the matters to be addressed cannot wait until the next annual meeting. We believe that the existing 25% ownership requirement strikes the appropriate balance between the right of shareholders to call a special meeting in appropriate circumstances and the substantial administrative and financial burdens that special meetings can impose on our company.

The Board of Directors recommends a vote AGAINST the shareholder proposal.

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Executive Officers and Compensation

EXECUTIVE OFFICERS

In addition to Steve Ells, our Chairman of the Board and Chief Executive Officer, whose biography is included under the heading “Information Regarding the Board of Directors,” our executive officers as of March 27, 2017, are as follows:

John R. (Jack) Hartung, 59, is Chief Financial Officer and has served in this role since 2002. In addition to having responsibility for all of our financial and reporting functions, Mr. Hartung also oversees safety, security and risk; compensation and benefits; and Chipotle’s European operations. Mr. Hartung joined Chipotle after spending 18 years at McDonald’s where he held a variety of management positions, most recently as Vice President and Chief Financial Officer of its Partner Brands Group. Mr. Hartung has a Bachelor of Science degree in accounting and economics as well as an MBA from Illinois State University.

Mark Crumpacker, 54, was appointed Chief Marketing Officer in January 2009 and as Chief Development Officer in October 2013. From December 2002 until December 2008 Mr. Crumpacker was Creative Director for Sequence, LLC, a strategic design and marketing consulting firm he co-founded in 2002, and prior to that served as creative director and in other leadership roles for a variety of design and media companies. Mr. Crumpacker attended the University of Colorado and received his B.F.A. from the Art College of Design in Pasadena, California.

Curt Garner, 47, was appointed Chief Digital and Information Officer in March 2017. Mr. Garner joined Chipotle in November 2015 as Chief Information Officer, and prior to that had worked for Starbucks Corp. for 17 years, most recently serving as Executive Vice President and Chief Information Officer. Mr. Garner has a Bachelor of Arts degree in economics from The Ohio State University. He serves as a director of Aerohive Networks, Inc. (NYSE: HIVE).

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Executive Officers and Compensation (continued)

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the objectives and principles underlying our executive compensation programs, outlines the material elements of the compensation of our executive officers, and explains the Compensation Committee’s determinations as to the actual compensation of our executive officers for 2016. In addition, this Compensation Discussion and Analysis is intended to put into perspective the tables and related narratives which follow it regarding the compensation of our executive officers.

Letter from the Compensation Committee of our Board of Directors

Dear Fellow Shareholder,

2016 was a year of both continuing challenges and turnaround for Chipotle. We have developed and are implementing a plan to rebuild our company after a number of food-borne illness incidents associated with Chipotle restaurants beginning in late 2015. The company worked to stabilize revenue and profit levels throughout 2016, and showed positive comparable restaurant sales growth in December 2016. Nevertheless, Chipotle continues to face challenges. The related negative publicity had a severe adverse impact on our sales and profitability for both 2015 and 2016. As a result of these business challenges, our stock price declined significantly in late 2015 and remained depressed through 2016.

Notwithstanding these challenges, Chipotle remains one of the great brands and successes in the restaurant industry. The Compensation Committee as well as our full Board continue to believe that our innovative company is led by talented entrepreneurs and visionaries. We have the greatest confidence in the abilities of this team to rebuild the shareholder value that was lost in late 2015 and early 2016 and to grow beyond that.

As we wrote last year, the committee believes the best way to drive outstanding shareholder value creation at Chipotle is to design compensation programs that motivate the unique entrepreneurial and innovative drive of our management team. These programs should reward success when the management team’s efforts build shareholder value, and dramatically limit realizable compensation when shareholder value declines and/or goals are not achieved. For a definition of realizable pay, see “Executive Summary – Alignment of CEO Realizable Pay and Performance” below. We have a history of demonstrating aligned pay for performance. Consistent with that history, due to the challenges and performance for 2016, our executive officers were not paid any cash bonuses for the year, the second year in a row of zero bonuses. Further, the committee reviewed Mr. Ells’ realizable pay from 2014-2016 to evaluate the alignment of his pay and Chipotle stock price performance; realizable pay value for Mr. Ells as of December 31, 2016 was 13.4% of the 2014-2016 amounts shown in the Summary Compensation Table. Stated another way, the “in-the-money” value as of December 31, 2016 of the equity awards granted to the executive officers in 2014 and 2016 was zero, and the equity awards granted in 2015 would not have paid out as of December 31, 2016. Based on these factors, as well as input from our independent compensation consultant and other factors, the committee concluded that there was strong alignment between the CEO’s pay and our stock price performance. The Board also responded to shareholder feedback to make our executive organizational structure more strategic and focused by eliminating our Co-CEO structure.

Shareholder Outreach

The committee has consistently conducted substantial shareholder outreach since 2014, and continued to do so throughout 2016 and into early 2017. See “Executive Summary – Response to 2016 SOP Vote and Shareholder Outreach” below for shareholder feedback received in 2016 and 2017 and changes we made as a result. We have also continued to evaluate and modify our equity incentive design and grant sizes, to ensure motivation of our highly-valued executive team in the context of shareholder perspectives.

2016 and 2017 Performance Share Grants

In light of the business challenges faced by our company beginning in late 2015, the Compensation Committee reviewed the measures used in our new equity program to ensure that they continued to be appropriate. We had

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Executive Officers and Compensation (continued)

concerns that using 2015 year-end financials or the company’s stock price at the beginning of 2016 as the basis for a relative performance measure in a performance share program could create a misalignment of shareholder returns and executive officer compensation. More specifically, the committee believed that using the same relative performance measures as were used in our 2015 performance share awards might not be appropriately challenging if used in 2016 due to the low point from which we were starting in late 2015. In early 2016, we discussed some of these issues and potential equity program changes with our largest shareholders.

Following those discussions and additional analysis, for 2016, the performance shares were solely tied to highly challenging absolute stock price performance goals over a three-year performance period that we believe aligns executive officer compensation with restoring shareholder value, and motivates the management team to further enhance value to our owners. The committee considered alternative performance metrics to be used for the 2016 performance shares, but ultimately concluded that restoring lost shareholder value was paramount. The 2016 performance share award design is discussed in greater detail below.

Our 2016 say-on-pay proposal was approved by 72% of shareholders; based upon specific shareholder feedback and our say-on-pay vote, we modified certain grant features of the 2016 performance share awards to address shareholder concerns (see “2016 Compensation Program – Long Term Incentives” below for additional details). Our 2017 performance share award uses a stock price performance goal similar to the 2016 design, while adding a comparable restaurant sales increase goal as well (see “2016 Compensation Program – Long Term Incentives – 2017 Performance Share Award Design” below for additional details). In addition to the performance share award design changes, we reduced Mr. Ells’ 2017 target long-term incentive, or LTI, award by 31% when compared to his 2016 target LTI award.

The 2016 performance shares are included in the Summary Compensation Table, Grants of Plan-Based Awards in 2016 table and the Outstanding Equity Awards at December 31, 2016 table below. The 2017 performance shares are not shown in any of those tables and instead will be included in the proxy statement for our 2018 annual meeting, but we believe that an understanding of these most recent awards is important in evaluating our executive compensation practices and determining your say-on-pay vote.

In closing, the members of the Compensation Committee would like to thank the shareholders with whom we spoke for their insights and candor. We value the support and input of our shareholders, and we look forward to continuing to have an open dialogue.

Neil Flanzraich, Lead Director and Chair of the Compensation Committee

Darlene Friedman

Pat Flynn

Executive Summary

Performance Overview for 2016

2016 was a year of change for Chipotle. We:

•	Conducted a top-to-bottom review of our food safety programs and procedures and made enhancements to ensure that our food is as safe as it can possibly be.

•

Relied heavily on marketing promotions – including promotions for free and discounted food, our Chiptopia Summer Rewards loyalty program, and an increased focus on catering and other out-of-restaurant sales – to restore customer loyalty and attract new customers.

•	Eliminated our Co-CEO structure to simplify our decision-making and enhance our focus on providing outstanding customer experiences.

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Executive Officers and Compensation (continued)

We focused on rebuilding our business following the food-borne illness challenges in late 2015, but our financial performance in 2016 reflected a slower-than-expected pace of recovery:

•	Revenue decreased 13.3% on a year-over-year basis.

•	Comparable restaurant sales decreased 20.4% on a year-over-year basis.

•	Restaurant level operating margin was 12.8%, a decrease from 26.1% in 2015.

Shareholder Outreach and Response to 2016 SOP Vote

Throughout 2016, both before and after the annual meeting, members of the Compensation Committee engaged in discussions with a number of our largest shareholders to solicit feedback on our compensation programs. These engagement efforts included discussions regarding our business strategy and plans in light of the downturn in our business that began in late 2015, and related compensation considerations.

At our 2016 annual meeting of shareholders, 72% of the votes cast by our shareholders supported our say-on-pay proposal, which was a decrease from the 95% approval at our 2015 annual meeting. We believe this result was primarily due to our disappointing business and stock price performance, but members of the committee also continued to engage with shareholders to understand what drove the vote result.

Over the course of 2016, shareholder engagement with members of the Board on compensation and governance issues reached holders of over 60% of our outstanding common stock. We view these discussions as an important opportunity to develop broader relationships with investors over the long term and to engage in open dialogue on compensation and governance related issues.

We took investor feedback into account, and took a number of actions in both 2016 and early 2017 to address investor concerns, as depicted below:

WHAT WE HEARD FROM SHAREHOLDERS	WHAT CHIPOTLE DID
Disappointed with the decline in stock price that began in late 2015	•Tied 2016 performance share award to challenging absolute stock price goals to focus executive officers on rebuilding value and ensuring alignment with shareholder interests
Concerned with select features of 2016 performance share award design

•Modified 2016 awards to reduce maximum payout, increase the duration of over which stock price performance must be sustained in order for awards to vest, and add a cap in the event our stock price declines after stock price goals are achieved during the performance period

Want to ensure there is balance in performance share award design and that design is complementary to key strategic objectives

•Introduced a key financial metric – comparable restaurant sales increases – into the 2017 performance share design (see 2017 Design Highlights) in addition to challenging absolute stock price targets.

Concerned with the level of equity awards to our CEO continue to be high (this was a larger issue when we had Co-CEOs)	•Reduced 2017 equity award level for our CEO by 36% (at target) •No longer have Co-CEOs

Desire to ensure pay and performance alignment

•Designed 2016 and 2017 performance share awards to have an absolute stock price goal component (the sole metric in the 2016 awards)

•As a result of annual incentive plan goals not being met, our executive officers did not earn annual incentive payouts for the 2015 and 2016 plan years

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Executive Officers and Compensation (continued)

2016 Pay Actions

As a result of the above, our 2016 executive officer pay was significantly impacted:

ACTION	ADDITIONAL CONSIDERATIONS
No annual incentives under our Annual Incentive Plan, or AIP, were paid to our executive officers for 2016 performance given the 2016 annual incentive performance goals were not met	•This is the second consecutive year for which our executive officers did not receive an annual incentive payout.
Performance shares were awarded to executives tied to highly challenging absolute stock price goals	•We intended to clearly align compensation for our executive officers to our shareholders’ investment performance. •As of December 31, 2016, the realizable value of these awards is $0.
No salary increase for our CEO	•Our co-CEOs, at the time, received no salary increases.

Alignment of CEO Realizable Pay Value and Performance

The Compensation Committee reviewed a three-year realizable pay value analysis for the executive officers to inform design and award levels for 2017 equity awards. We calculate realizable pay as the sum of annual base salary, actual AIP bonus paid, the “in-the-money” value of SOSARs and of performance shares that are based on achievement of absolute stock price targets, and, for performance shares that are based on the level of relative achievement versus the peer group, the current value as determined by measuring relative performance thus far in the performance period and determining the resulting level of assumed payout.

•

The aggregate realizable pay value of the total base salary, AIP bonus, and long-term incentives, or LTI, for our CEO for the last three fiscal years (2014-2016) was $8.0 million at the end of 2016, or approximately 13.4% of the three-year total compensation values disclosed in the Summary Compensation Table (plus the target AIP bonus for each year).

•	The realizable pay value of our last three fiscal years of LTI awards to our CEO was zero at the end of 2016.

•

Another way to express the realizable pay value of our last three fiscal years of LTI awards is that the 2014 and 2016 awards, the value of which is driven directly by stock price, had zero “in-the-money” value as of December 31, 2016, and the 2015 awards, the value of which is based on relative performance versus our peer group, would not have paid out as of December 31, 2016.

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Executive Officers and Compensation (continued)

The graphics below depict these findings, which demonstrate alignment of the CEO’s realizable pay with shareholders’ investment performance over the three-year time period shown.

Strong performance in sales growth, net income growth, and total shareholder return relative to our restaurant peer group during 2017 will result in a payout of the performance shares granted in 2015. For value to be realized under the 2014 and 2016 awards, our stock price would have to increase to more than $543.20 per share by February 2021 (for the 2014 SOSARs), or to an average of at least $700 per share for 60 consecutive trading days by February 2019 (for the 2016 performance shares).

Alignment of Executive Compensation with Shareholder Interests: What We Do and Don’t Do

WHAT WE DO	WHAT WE DON’T DO

Conduct extensive shareholder engagement on compensation and governance related issues. Engage in careful consideration of the annual say-on-pay results and respond to shareholder feedback when appropriate.

Employ an LTI program based entirely on performance-based equity awards.

Maintain a strong link between financial and operational goals, shareholder value creation and executive compensation.

Ensure our compensation programs are designed to discourage excessive risk taking, with design features including the incorporation of multiple performance measures in our incentive programs, strong executive stock ownership guidelines, three-year performance and vesting periods on LTI awards, payout limitations in performance share awards in the event of deteriorating stock price performance, and a clawback policy related to LTI awards.

Use an independent compensation consultant who is engaged directly by the committee to advise on executive compensation matters.

No guaranteed employment contracts or change-in-control agreements.

Executive officers and directors are prohibited from hedging or pledging shares of Chipotle stock or holding Chipotle stock in margin accounts.

No stock option repricing, reloads, exchanges or options granted below market value without shareholder approval.

Equity awards include double triggers in order for an executive to receive benefits in connection with a change in control.

Engage the committee’s consultant for additional work for or on behalf of the executive officers.

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Executive Officers and Compensation (continued)

Compensation Philosophy and Objectives

Our philosophy with regard to the compensation of our employees, including our executive officers, is to reinforce the importance of performance and accountability at the corporate, regional and individual levels. We strive to provide our employees with meaningful rewards while maintaining alignment with shareholder interests, corporate values, and important management initiatives. In setting and overseeing the compensation of our executive officers, the committee believes our compensation philosophy to be best effectuated by designing compensation programs and policies to achieve the following specific objectives:

•	Attracting, motivating, and retaining highly capable executives who are vital to our short- and long-term success, profitability, and growth;

•	Aligning the interests of our executives and shareholders by rewarding executives for the achievement of strategic and other goals that we believe will enhance shareholder value; and

•	Differentiating executive rewards based on actual performance.

The committee believes that these objectives are most effectively advanced when a significant portion of each executive officer’s overall compensation is in the form of at-risk elements such as annual incentive bonuses and long-term incentive-based compensation, which should be structured to closely align compensation with actual performance and shareholder interests.

The committee’s philosophy in structuring executive compensation rewards is that performance should be measured by comparing our company performance to market-wide performance in our industry, as well as subjectively evaluating each executive officer’s performance.

The overarching objective of our executive compensation program is to motivate our entrepreneurial and innovative management team to create long-term shareholder value. Our success is driven by our people and their commitment to our brand.

Executive Compensation Program Components and Structures

Our executive compensation program is comprised of three primary components:

BASE SALARY	ANNUAL CASH BONUS (AIP)	EQUITY COMPENSATION (LTI)

Determined subjectively each year based on each executive’s contributions, individual performance, and level of experience.	Determined under our company-wide Annual Incentive Plan, or AIP, which provides for variable payouts based on achievement against operating and financial performance goals approved by the committee at the beginning of each year, as well as subjective evaluations of individual performance.

Aligns the incentives of our executive officers with shareholder interests and rewards the creation of shareholder value.

•   For 2016, following significant stock price declines in late 2015 and early 2016, and after significant ongoing dialogue with shareholders, we used a different structure for the executive officers’ performance share awards than in 2015, with vesting of the 2016 awards based solely on restoration of shareholder value to levels achieved prior to the food-borne illness issues that impacted us in the latter half of 2015.

•   For 2017, in response to a decline in the level of approval of our say-on-pay vote in 2016, and after significant ongoing dialogue with shareholders, we amended the 2016 awards to address concerns expressed by shareholders about the 2016 awards. We also used a similar structure for the 2017 awards with lower grant date values than the 2016 awards.

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Executive Officers and Compensation (continued)

Pay at Risk

The Compensation Committee allocates pay among these components in a manner designed to place performance at the forefront of our overall executive compensation program. This is illustrated in the following graphics, which reflect the heavy emphasis placed on at-risk, performance-based pay elements (based on 2016 compensation, including target AIP bonus):

Factors in Setting Executive Officer Pay

The committee sets compensation for the executive officers annually after considering the following factors:

•	Chipotle’s performance relative to goals approved by the committee

•	The business climate in the restaurant industry, general economic conditions and other factors

•	Each executive officer’s experience, knowledge, skills and personal contributions

•	Levels of compensation for similar jobs at market reference points

•	The degree of difficulty in committee-approved goals

The CEO makes recommendations to the committee regarding compensation for executive officers after reviewing Chipotle’s overall performance and each executive officer’s personal contributions. The CEO uses discretion when making pay recommendations to the committee. The committee is responsible for approving executive officer compensation and has broad discretion when setting compensation types and amounts.

With respect to the CEO, the committee annually reviews and approves the corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance against those objectives and makes determinations regarding the CEO’s compensation level based on that evaluation.

As part of its reviews of executive compensation, the committee reviews tally sheets that show historical pay for each executive officer (including the CEO), as well as their accumulated equity. These tally sheets are used as a reference point to assist the committee in understanding the overall compensation provided to each executive officer.

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Executive Officers and Compensation (continued)

Roles and Responsibilities of the Committee, Compensation Consultant and the CEO in Setting Executive Officer Compensation

Responsible Party	Role and Responsibilities
Compensation Committee The committee is currently comprised of three independent directors and reports to the Board

•Retains independent consultants and counsel to assist it in evaluating compensation and fulfilling its obligations as set forth in its Charter.

•Works with the CEO to set performance goals at the beginning of each year targeted to positively influence shareholder value.

•Evaluates CEO performance in relation to those goals and Chipotle’s overall performance.

•Determines and approves compensation for our executive officers.

•Reviews and approves overall compensation philosophy and strategy, as well as all compensation and benefits programs in which our executive officers participate.

•Reviews applicable peer group and broader market data as one of multiple reference points.

•Engages with shareholders and others to receive stakeholder input on executive compensation matters.

Consultant to the Compensation Committee

Pay Governance, as an independent consultant, has been retained directly engaged by the committee to provide consulting advice on matters of governance and executive compensation

•Provides advice and opinion on the appropriateness and competitiveness of our compensation programs relative to market practice, our strategy and internal processes.

•Performs all functions at the direction of the committee.

•Attends committee meetings.

•Provides advice regarding compensation decision-making governance.

•Provides market data, as requested.

•Consults on various compensation matters and recommends compensation program designs and practices.

•Confers with the committee, the CEO, the CFO and the company’s compensation and benefits team on incentive goals (annual and long-term).

Chief Executive Officer With the support of other members of the management team, including the internal compensation and benefits team

•Works with the other executive officers to set performance goals at the beginning of each year that are targeted to positively influence shareholder value.

•Reviews performance of the other executive officers and makes recommendations to the committee with respect to their compensation.

•Confers with the committee concerning design and development of compensation and benefit plans for Chipotle executive officers and employees.

Role of Market Data and Our Peer Group

Market Data

The committee believes the investment community generally assesses our company performance by reference to other companies in the restaurant industry, and our management team and Board also reference such peer company performance in analyzing and evaluating our business.

Each year, the committee’s independent compensation consultant provides the committee with pay data for executive officer roles and the incentive plan structures of the companies in our peer group. The committee does not explicitly benchmark our executive officers’ compensation to the peers, but the peer group data is one of multiple reference points used to evaluate our executive compensation programs.

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Executive Officers and Compensation (continued)

2016 Peer Group

The peer group used for 2016 was comprised publicly-traded companies in the restaurant industry, as defined by the Global Industry Classification Standard (GICS), with annual revenues greater than $500 million, excluding companies serving a substantially different market or client base than we do.

$ in millions
Company Name	Revenues[1]	Market Cap[2]
McDonald’s Corporation	$24,622	$101,082
Starbucks Corporation	$21,316	$80,804
Darden Restaurants, Inc.	$6,995	$8,950
Yum! Brands, Inc.	$6,366	$23,242
Bloomin’ Brands, Inc.	$4,252	$1,900
Brinker International, Inc.	$3,236	$2,459
Cracker Barrel Old Country Store, Inc.	$2,920	$4,014
Panera Bread Company	$2,795	$4,798
Domino’s Pizza, Inc.	$2,394	$7,677
The Cheesecake Factory Incorporated	$2,199	$2,726
Texas Roadhouse, Inc.	$1,991	$3,402
Buffalo Wild Wings, Inc.	$1,987	$2,810
Papa John’s International, Inc.	$1,714	$3,157
Jack in the Box Inc.	$1,599	$3,610
The Wendy’s Company	$1,590	$3,321
Bob Evans Farms, Inc.	$1,344	$1,052
Red Robin Gourmet Burgers, Inc.	$1,296	$725
Ruby Tuesday, Inc.	$1,022	$191
BJ’s Restaurants, Inc.	$961	$914
Carrols Restaurant Group, Inc.	$932	$538
Biglari Holdings Inc.	$850	$978
Dunkin’ Brands Group, Inc.	$829	$4,810
Fiesta Restaurant Group, Inc.	$720	$798
DineEquity, Inc.	$634	$1,393
Sonic Corp.	$590	$1,238
Ignite Restaurant Group, Inc.	$462	$14
Peer group median	$1,657	$2,768

Chipotle Mexican Grill, Inc.	$3,904	$10,923
Percentile Rank	81%	89%

Notes:

(1)	Trailing 12 months as of December 31, 2016.

(2)	As of December 31, 2016.

The committee reviews the composition of the restaurant industry peer group periodically and will make adjustments to the peer group in response to changes in the size or business operations of Chipotle and of companies in the peer group, companies in the peer group being acquired or taken private, and other companies in the GICS restaurant industry becoming public.

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Executive Officers and Compensation (continued)

2016 Compensation Program

Base Salaries

We pay a base salary to compensate our executive officers for services rendered during the year, and also to provide them with income regardless of our stock price performance, which helps avoid incentives to create short-term stock price fluctuations and mitigates the impact of forces beyond our control such as general economic and stock market conditions.

We do not have written employment agreements with any of our executive officers and therefore do not have contractual commitments to pay any particular level of base salary. Rather, the committee reviews the base salary of each executive officer, at least annually, and adjusts salary levels as the committee deems necessary and appropriate; the salaries for our Co-CEOs were not adjusted in 2016 nor was our CEO’s salary adjusted in 2017.

Recommendations for the executive officers (other than the CEO) are provided to the committee by our CEO. The committee reviews the CEO’s base salary and recommends any changes for review and approval by the full Board. Adjustments to base salaries, if any, typically occur during the first quarter of each year.

	Base Salaries
Executive Officer	2015	2016	% Change
Steve Ells	$1,540,000	$1,540,000	0%
Monty Moran	$1,320,000	$1,320,000	0%
Jack Hartung	$750,000	$800,000	7%
Mark Crumpacker	$535,000	$600,000	12%

Annual Incentive Plan

The AIP is our annual cash incentive program for all employees. Our executive officers participate in the AIP alongside other eligible salaried employees, with slight variations to the plan terms in order to appropriately incentivize our executive officers to drive superior business results. The formula to determine payouts under the 2016 AIP consisted of a company performance factor (CPF), a team performance factor (TPF) and an individual performance factor (IPF):

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Executive Officers and Compensation (continued)

Targeted goals for business performance metrics used to determine the company performance factor are set at the beginning of the year. Achievement at the target level of each performance metric would yield a company performance factor of 100%, equating to a payout at the target level. The company performance factor is adjusted up or down based on the performance versus the underlying performance metrics. As a result of our underperformance versus the AIP performance metrics in 2016, as depicted below, the CPF was 0%.

CPF Measure	Target	Actual	Impact on CPF
Adjusted Operating Income	$503.1 million	$102.1 million	-92.5%
New Restaurant Average Daily Sales	$4,954	$3,801	-12.0%
Comparable Restaurant Sales	-12.2%	-20.3%	-46.2%
New Weeks of Operations	6,622	6,045	-2.6%
Key Initiatives	–	–	0.0%

Total:	-153.3%

A. Beginning CPF:	100.0%
B. Actual Perf. Impact to CPF:	-153.3%
C. Final CPF (A + B)*	0%
*Cannot be less than 0% or higher than 150%

The team performance measure generally uses the same underlying performance measures as the company performance measure, but is based on regional-or corporate office-specific goals. For 2016, the team performance measure did not include a New Weeks of Operations performance measure.

The individual performance factor is a function of an individual employee’s subjective performance rating for the year. The committee evaluates the performance of the CEO to determine his individual performance factor, and approves individual performance factors for each of the other executive officers after considering recommendations from the CEO.

The committee may, in its discretion, authorize a deviation from the parameters set for any particular performance factor in order to account for exceptional circumstances and to ensure that AIP bonuses further the objectives of our compensation programs. The committee did not exercise any discretion when determining the executive officer’s AIP bonuses for 2016.

We did not award AIP bonuses to our executive officers as shown below:

	Target 2016 AIP Bonus		Actual 2016 AIP Bonus	Actual as % of Target
Executive Officer	% of Base Salary	Dollar Value
Steve Ells	125%	$1,925,000	$0	0%
Monty Moran	125%	$1,650,000	$0	0%
Jack Hartung	85%	$680,000	$0	0%
Mark Crumpacker	65%	$390,000	$0	0%

Long-Term Incentives

2016 Performance Share Award Design

In late 2015, the Compensation Committee evaluated how to approach executive officer equity compensation following the business challenges we faced during the second half of the year. After significant analysis and input from the committee’s independent consultant, Pay Governance, the committee concluded that using operating or relative performance metrics for the 2016 equity awards would not be optimal. The committee had concerns that using 2015 year-end financials or stock price at the beginning of 2016 as the basis for a performance evaluation relative to our peers could create a misalignment

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Executive Officers and Compensation (continued)

of shareholder returns and executive officer compensation. More specifically, the committee recognized that performance relative to our peers on the measures incorporated into the 2015 performance share awards may not translate into rebuilding lost shareholder value or be appropriately challenging due to the lowered point from which performance would begin to be measured.

In early 2016, the committee discussed some of these issues and potential equity program changes with our largest shareholders. Following those discussions and after further review and analysis, for 2016, the committee decided to continue using performance shares for the executive officer equity compensation program. The 2016 performance shares are solely tied to highly-challenging absolute stock price performance goals over the three-year performance period beginning on the grant date, February 3, 2016. The committee considered alternative performance metrics to be used for the 2016 performance shares, but ultimately concluded that restoring lost shareholder value was paramount. Further, the committee also concluded that granting SOSARs or other option-like awards would not be appropriate given the relatively low strike price that would be associated with this type of grant.

Vesting of the awards is based on Chipotle’s stock price performance over the three-year performance period. The initial terms stipulated that the awards would only pay out only if the average closing price of Chipotle’s common stock for any period of 30 consecutive trading days during performance period was at least $700, which was approximately 52% higher than the closing price of Chipotle’s common stock on the grant date. The number of shares issuable at the end of the performance period was to be determined based on the highest average closing stock price achieved for any period of 30 consecutive trading days during the performance period.

After soliciting shareholder feedback during the second half of 2016 following the say-on-pay vote at the 2016 annual meeting, the committee recommended in early 2017, and the executive officers (other than Mr. Moran in light of his pending retirement) accepted, the following modifications to the 2016 performance share award terms:

•	The measurement period for establishing stock price achievement was increased from 30 days to 60 days.

•	The maximum payout was reduced to 300% of target award (the prior maximum was 400% of target).

•

An end-of-period performance modifier was added that stipulates if the average stock price for the last 60 days in the performance period is below $650, then the final payout will be no higher than target, even if an above-target average stock price was achieved during the performance period.

The table below depicts potential payouts under the 2016 performance shares awards after giving effect to the modifications made in early 2017:

	Number of Shares Eligible to be Earned			Target Value on Grant Date*
Executive Officer	$700 (Threshold)	$800 (Target)	$1,000 (Maximum)(1)
Steve Ells	13,500	27,000	81,000	$12,466,980
Monty Moran(1)	6,060	12,120	36,360	$12,466,980
Jack Hartung	5,675	11,350	34,050	$5,240,749
Mark Crumpacker	4,050	8,100	24,300	$3,740,094
*	Based on grant date stock price of $461.74
(1)	– The maximum payout for Mr. Moran’s award remains at 400% of target, in the event the average stock price determined under the award terms is $1,200 per share or greater. In light of Mr. Moran’s proposed retirement in June 2017, the payouts of his award, if any, will be prorated based on the portion of the performance period during which he was employed. The prorated payouts would be 6,060 shares at threshold, 12,120 shares at target, and 48,482 shares at maximum.

The number of shares to be issuable between the various performance levels depicted above will be determined by linear interpolation between the next highest and lowest of the depicted performance levels. If the closing price of Chipotle common stock does not average at least $700 for any period of 60 consecutive trading days (30 consecutive trading days for Mr. Moran) during the performance period, the awards will expire with no payout. The vesting and payout of the awards will be subject to the recipient’s continued employment through the end of the performance period, subject to the potential

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT	39

Executive Officers and Compensation (continued)

pro-rata payout, based on actual stock price performance, to the recipient or his estate in the event of termination due to death, disability or retirement, and to potential accelerated vesting in the event of certain terminations within two years of certain change in control transactions.

2017 Performance Share Award Design

In early 2017, we continued with our shareholder outreach and discussed our potential 2017 performance share award design with several of our largest shareholders. The 2017 performance share award design uses a stock price performance goal similar to the 2016 design, while adding a comparable restaurant sales increase goal as well.

•

As a result of our trailing one-year stock price range of approximately $350 to $540, the committee determined that it would be appropriate to establish a stock price performance goal of $650, in order to ensure the awards have motivational value to our executive officers. Although this is a lower stock price goal relative to the 2016 award, the stock price goal remains well above the stock price as of the grant date and will require the restoration of substantial shareholder value before the awards pay out at all. As a result, the committee determined that the stock price goal was appropriately challenging.

•

Comparable restaurant sales is a metric closely followed by our management, our shareholders, and securities analysts and is a key measure for any growth-oriented restaurant or retail organization. Restoring our industry-leading economic model will be substantially dependent on comparable restaurant sales growth, and including this measure in the award ties any payout to a strong company sales recovery, rather than tying the payout solely to stock price performance.

The absolute stock price goals have similar parameters as the modified 2016 awards:

•	60-day average to determine stock price goal achievement.

•

End-of-period performance modifier that stipulates if the average stock price for the last 60 days in the performance period is below $600, then the final payout will be no higher than target, even if an above-target average stock price was achieved during the performance period.

Metric	Weighting	Performance Period	Performance Level	Stock Price / 3-Year CRS CAGR Goals	Payout (as % of target)
Absolute Stock Price	2/3	Feb. 19, 2017 to Feb. 19, 2020	Threshold	$600	50%
			Target	$650	100%
			Maximum	$900	350%
CRS 3-Year Compound Annual Growth Rate	1/3	Jan. 1, 2017 to Dec. 31, 2019	Threshold	5%	50%
			Target	7%	100%
			Maximum	11%	300%

Given 2016 stock price performance and financial results, the committee believed a reduction in the target value of the 2017 performance share award as compared to 2016 was appropriate, and reduced Mr. Ells’ target award value significantly:

Target 2017 Award Value	Percentage Change versus 2016 (at target)
$8.6 million	-31%

“Target value” refers to the number of shares payable at target level performance, times the stock price as of the grant date. The target value of the 2016 performance share award for each of our then-serving Co-CEOs was $12.5 million. The grant date fair value shown in the Summary Compensation Table was $14.0 million as a result of the accounting expense valuation required by SEC reporting requirements; the grant date fair value reflected in the Summary Compensation Table for Mr. Ells for 2017 will also differ from the $8.6 million target value disclosed above.

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Executive Officers and Compensation (continued)

Expiration of 2013 Performance Share Awards Without Payout

The end of the third quarter of 2016 concluded the three-year performance period for performance shares awarded in December of 2013. These performance share awards consisted of a right to receive a pre-determined number of shares of our common stock based on our achievement of cumulative adjusted cash flow from operations over the performance period at a threshold, target or maximum level. The minimum performance threshold was not achieved, and these awards expired without value at the conclusion of the performance period.

Benefits and Perquisites

In addition to the principal compensation elements described above, we provide our executive officers with access to the same benefits we provide all of our full-time employees. We also provide our officers with perquisites and other personal benefits that we believe are reasonable and consistent with our compensation objectives, and with additional benefit programs that are not available to all employees throughout our company.

Perquisites are generally provided to help us attract and retain top performing employees for key positions, and in some cases perquisites are designed to facilitate our executive officers bringing maximum focus to what we believe to be demanding job duties. In addition to the perquisites identified in notes to the Summary Compensation Table below, we have occasionally allowed executive officers to be accompanied by a guest when traveling for business on an airplane owned or chartered by us. Executive officers have also used company-owned or chartered airplanes for personal trips; in those cases, the executive officer fully reimburses us for the cost of personal use of the airplane, except where prohibited by applicable regulations. Our executive officers are also provided with personal administrative and other services by company employees from time to time, including scheduling of personal appointments, performing personal errands, and use of company-provided drivers. We believe that the perquisites we provide our executive officers are consistent with market practices, and are reasonable and consistent with our compensation objectives.

We also administer a non-qualified deferred compensation plan for our senior employees, including our executive officers. The plan allows participants to defer the obligation to pay taxes on certain elements of their compensation while also potentially receiving earnings on deferred amounts. We offer an employer match on a portion of the contributions made by the employees. We believe this plan is an important retention and recruitment tool because it helps facilitate retirement savings and financial flexibility for our key employees, and because many of the companies with which we compete for executive talent provide a similar plan to their key employees.

Executive Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines for our executive officers. These guidelines are intended to ensure that our executive officers retain ownership of a sufficient amount of Chipotle stock to align their interests in a meaningful way with those of our shareholders. Alignment of our employees’ interests with those of our shareholders is a principal purpose of the equity component of our compensation program.

The ownership guidelines, reflected as a targeted number of shares to be owned, are presented below for each named executive officer who continues to serve as an executive officer. The guidelines are reviewed for possible adjustment each year and may be adjusted by the committee at any time.

OFFICER	# OF SHARES	ACTUAL OWNERSHIP	ACTUAL OWNERSHIP AS % OF BASE SALARY(1)
Steve Ells	31,000	196,802	53x
Jack Hartung	7,000	30,464	16x
Mark Crumpacker	3,000	3,000	2x

(1)	– Based on the closing stock price on March 27, 2017.

Shares underlying unvested restricted stock or restricted stock units count towards satisfaction of the guidelines, while shares underlying SOSARs (whether vested or unvested) and unearned performance shares do not count. Executive officers who do not meet the guidelines are allowed five years to acquire the requisite number of shares to comply. All of our executive officers meet the stock ownership guidelines.

For stock ownership guidelines applicable to non-employee members of our Board of Directors, see page 14.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT	41

Executive Officers and Compensation (continued)

Prohibition on Hedging and Pledging

To further align the interests of our officers with those of our shareholders, we have adopted a policy prohibiting our directors and certain employees, including all of the executive officers, from hedging their Chipotle stock ownership, pledging their shares of Chipotle stock as collateral for loans, or holding shares of Chipotle stock in margin accounts.

Executive Agreements

We have generally not entered into written employment, change-in-control, severance or similar agreements with any of our employees, including our executive officers. Accordingly, we do not have any written agreements requiring that we make post-employment severance payments to the executive officers in the event their employment terminates. In addition, payouts under the AIP are conditioned on the employee being employed as of the payout date.

In connection with the planned retirement of Mr. Moran as our Co-CEO, we entered into a Retirement and Non-Competition Agreement with him in December 2016, pursuant to which he has agreed for a two-year period not to, directly or indirectly, own, manage, operate, control, be employed or engaged in any capacity (whether or not for compensation) by, or render services, advice, or assistance in any capacity to, a business competing with us in the continental United States. Through his retirement date, Mr. Moran will remain employed in a non-officer position. The Retirement and Non-Competition Agreement contains certain other rights and obligations, and the foregoing description of the agreement is qualified in its entirety by reference to the full terms of the agreement, which is filed as an exhibit to our Current Report on Form 8-K filed on December 12, 2016.

Compensation Program Risk

In structuring and approving our executive compensation programs, as well as policies and procedures relating to compensation throughout our company, the Committee also considers risks that may be inherent in such programs, policies and procedures. The Committee has determined that it is not reasonably likely that our compensation programs, policies and procedures will have a material adverse effect on our company.

Tax and Other Regulatory Considerations

Code Section 162(m)

Section 162(m) of the Internal Revenue Code provides that compensation of more than $1,000,000 paid to the chief executive officer or to certain other executive officers of a public company will not be deductible for federal income tax purposes unless amounts above $1,000,000 qualify for one of several exceptions. The committee’s primary objective in designing executive compensation programs is to support and encourage the achievement of our company’s strategic goals and to enhance long-term shareholder value. For these and other reasons, the committee has determined that it will not necessarily seek to limit executive compensation to the amount that will be fully deductible under Section 162(m).

We have implemented the 2014 Cash Incentive Plan as an umbrella plan under which AIP bonuses are paid in order to preserve the deductibility of the amount of the payouts from our reported income under Section 162(m). Under the 2014 plan, the committee sets maximum bonuses for each executive officer and other key employees. If the bonus amount determined under the AIP for participants in the 2014 plan is lower than the maximum bonus set under the 2014 plan, the committee has historically exercised discretion to pay the AIP bonus rather than the maximum bonus payable under the 2014 plan.

Accounting Rules

Various rules under generally accepted accounting principles determine the manner in which we account for equity-based compensation in our financial statements. The committee may consider the accounting treatment under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB Topic 718) of alternative grant proposals when determining the form and timing of equity compensation grants to our executive officers. The accounting treatment of such grants, however, is not generally determinative of the type, timing, or amount of any particular grant of equity-based compensation the committee determines to make.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

The Compensation Committee.

Neil W. Flanzraich, Chairperson

Patrick J. Flynn

Darlene J. Friedman

42	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT

Executive Officers and Compensation (continued)

2016 COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY	STOCK AWARDS (1)	OPTION AWARDS (2)	NON-EQUITY INCENTIVE PLAN COMPENSATION(3)	ALL OTHER COMPENSATION(4)	TOTAL
STEVE ELLS	2016	$1,540,000	$14,002,740	–	–	$120,356	$15,663,096
Chairman and Chief Executive Officer	2015	$1,526,000	$12,030,036	–	–	$281,858	$13,837,891
	2014	$1,400,000	–	$23,698,500	$3,570,000	$255,770	$28,924,270
MONTY MORAN(5)	2016	$1,320,000	$14,002,740	–	–	$156,520	$15,479,260
Former Co-Chief Executive Officer	2015	$1,308,000	$12,030,036	–	–	$223,041	$13,561,077
	2014	$1,200,000	–	$23,698,500	$3,060,000	$194,702	$28,153,203
JACK HARTUNG	2016	$792,308	$5,886,337	–	–	$175,559	$6,854,204
Chief Financial Officer	2015	$745,769	$5,052,179	–	–	$235,361	$6,033,309
	2014	$700,000	–	$8,125,200	$1,213,800	$206,842	$10,245,842
MARK CRUMPACKER	2016	$590,000	$4,200,822	–	–	$109,914	$4,900,736
Chief Marketing and Development Officer	2015	$532,077	$3,608,930	–	–	$141,581	$4,282,588
	2014	$500,000	–	$4,062,600	$663,000	$109,591	$5,335,191

(1)	Amounts under “Stock Awards” represent the grant date fair value under FASB Topic 718 of performance shares awarded in 2015 and 2016, and for the 2015 award, for which vesting was considered probable as of the grant date. See Note 6 to our audited consolidated financial statements for the year ended December 31, 2016, which are included in our Annual Report on Form 10-K filed with the SEC on February 7, 2017, for descriptions of the methodologies and assumptions we use to value stock awards and the manner in which we recognize the related expense pursuant to FASB ASC Topic 718. The 2016 performance share awards will not pay out or have any value unless the price of our common stock exceeds an average of $700 for a period of 60 consecutive trading days, before February 3, 2019. For further discussion, see above under “Compensation Discussion and Analysis – 2016 Compensation Program – Long Term Incentives – 2016 Award Design.”

(2)	Amounts under “Option Awards” represent the grant date fair value under FASB Topic 718 of SOSARs awarded in the relevant year. See Note 6 to our audited consolidated financial statements for the year ended December 31, 2016, as referenced in footnote 1, for descriptions of the methodologies and assumptions we use to value SOSAR awards and the manner in which we recognize the related expense pursuant to FASB ASC Topic 718. Options granted in 2014 and reflected in this table have an exercise price of $543.20 per share, and expire in February 2021.

(3)	Amounts under “Non-Equity Incentive Plan Compensation” represent the amounts earned under the AIP for the relevant year.

(4)	Amounts under “All Other Compensation” for 2016 include the following:

•

Matching contributions we made on the executive officers’ behalf to the Chipotle Mexican Grill, Inc. 401(K) plan as well as the Chipotle Mexican Grill, Inc. Supplemental Deferred Investment Plan, in the aggregate amounts of $60,354 for Mr. Ells, $53,246 for Mr. Moran, $32,846 for Mr. Hartung, and $23,523 for Mr. Crumpacker. See “Non-Qualified Deferred Compensation for 2016” below for a description of the Chipotle Mexican Grill, Inc. Supplemental Deferred Investment Plan.

•

Company car costs, which include the depreciation expense recognized on company-owned cars or lease payments on leased cars (in either case less employee payroll deductions), insurance premiums, and maintenance and fuel costs. Company car costs for Mr. Ells were $59,249, for Mr. Moran were $102,521, for Mr. Hartung were $38,885, and for Mr. Crumpacker were $32,078.

•	Housing costs, including monthly rent and utilities payments, of $44,108 for Mr. Hartung and $47,319 for Mr. Crumpacker.

•	$25,816 for Mr. Hartung and $6,241 for Mr. Crumpacker for reimbursement of taxes payable in connection with taxable perquisites under rules of the Internal Revenue Service.

•	Commuting expenses, which include air fare, airport parking and ground transportation relating to travel between home and our company headquarters, for Mr. Hartung totaling $33,151.

(5)	Mr. Moran stepped down from the position of Co-Chief Executive Officer in December 2016 in connection with his planned retirement in June 2017.

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Executive Officers and Compensation (continued)

GRANTS OF PLAN-BASED AWARDS IN 2016

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED POSSIBLE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			GRANT DATE FAIR VALUE OF STOCK AWARDS(3)
NAME	GRANT DATE	AWARD DESCRIPTION	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (# shares)	TARGET (# shares)	MAXIMUM (# shares)
STEVE ELLS
	n/a	AIP	$0	$1,925,000	$4,331,250
	2/3/16	Performance Shares				13,500	27,000	81,000	$14,002,740
MONTY MORAN
	n/a	AIP	$0	$1,650,000	$3,712,500
	2/3/16	Performance Shares				6,060	12,120	48,482	$14,002,740
JACK HARTUNG
	n/a	AIP	$0	$680,000	$1,530,000
	2/3/16	Performance Shares				5,675	11,350	34,050	$5,886,337
MARK CRUMPACKER
	n/a	AIP	$0	$390,000	$877,500
	2/3/16	Performance Shares				4,050	8,100	24,300	$4,200,822

(1)	Each executive officer was entitled to a cash award to be paid under our 2014 Cash Incentive Plan, although as a matter of practice the Compensation Committee exercises discretion to pay each executive officer a lesser amount determined under the AIP as described under “Compensation Discussion and Analysis – 2016 Compensation Program – Annual Incentive Plan.” Amounts under Threshold reflect that no payouts would be paid under the AIP if achievement against company targets under the AIP were sufficiently below target. Amounts under Target reflect the target AIP bonus, which would have been paid to the executive officer if each of the company performance factor, team performance factor and individual performance factor under the AIP had been set at 100 percent. Amounts under Maximum reflect the AIP bonus which would have been payable had each of the company performance factor, team performance factor and individual performance factor been at the maximum level. Actual AIP bonuses paid are reflected in the “Non-Equity Incentive Plan Compensation” column of the table labeled Summary Compensation Table above.

(2)	The Performance Share awards are denominated in shares of common stock, and were granted under the Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan. Achievement at the threshold level would require that our average closing stock price for any period of 60 consecutive trading days (30 consecutive trading days for Mr. Moran) during the performance period be at least $700. See “Terms of 2016 Performance Share Awards” below for further description of the vesting terms for the Performance Shares granted during 2016. See Note 6 to our audited consolidated financial statements for the year ended December 31, 2016, which are included in our Annual Report on Form 10-K filed with the SEC on February 7, 2017, for descriptions of the methodologies and assumptions we used to value Performance Share awards pursuant to FASB Topic 718. The grant date fair value of Performance Share awards is included in the “Stock Awards” column of the Summary Compensation Table above for each executive officer for 2016.

As described under “Compensation Discussion and Analysis – 2016 Compensation Program – Long-Term Incentives” above, these awards were modified in March 2017 for each current executive officer so that the maximum payouts under the awards are now as shown in the table. The original awards provided for maximum payouts of 108,000 shares for Mr. Ells, 45,400 shares for Mr. Hartung, and 32,400 shares for Mr. Crumpacker. The payouts for Mr. Moran, who will retire in June 2017, subject to the terms of his retirement agreement were not modified with the other executive officers, but will be prorated based on his retirement date. The table reflects the pro-rated payouts to which he would be entitled; the original awards provided for payouts of 13,500 shares at the threshold level of performance, 27,000 shares at target, and 108,000 shares at maximum.

(3)	See footnote (1) to the Summary Compensation Table above.

Terms of 2016 Performance Share Awards

Vesting of the performance share awards granted to the executive officers in 2016 will be based on Chipotle’s stock price performance over the three-year performance term. The awards will pay out only if the average closing price of Chipotle’s common stock for any period of 60 consecutive trading days during performance term (or 30 consecutive trading days for Mr. Moran, whose award was not modified in February 2017 with the other executive officers due to his pending retirement) is at least $700, which is approximately 52% higher than the closing price of Chipotle’s common stock on the grant date. The number of shares issuable at the end of the performance term will be determined based on the highest average closing stock price achieved for any period of 60 consecutive trading days during the performance term (30 consecutive trading days for Mr. Moran). Additionally, as a result of the modification of each award (other than Mr. Moran’s) in March 2017, if the average closing stock price of Chipotle’s common stock during the last 60 consecutive trading days of the performance period is below $650, the maximum payout of the award will be no greater than the target payout, regardless of whether a higher payout level was actually achieved earlier in the performance period.

44	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT

Executive Officers and Compensation (continued)

Vesting and payout of each award is subject to the recipient’s continued employment through the vesting date, subject to the potential pro-rata payout to the recipient or his estate in the event of termination due to death, disability or retirement, and to potential accelerated vesting in the event of certain terminations within two years of certain change in control transactions, as described in the footnotes to the Equity Award Vesting table appearing below under “Potential Payments Upon Termination or Change-in-Control.” We filed the form of Performance Share Agreements for these grants as an exhibit to our Quarterly Report on Form 10-Q filed with the SEC on April 27, 2016.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2016

	OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE		OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED
STEVE ELLS
	43,750	43,750	(1)	$543.20	2/3/2021	7,444	(3)	$2,808,770	(4)
	43,750	43,750	(2)	$543.20	2/3/2021	13,500	(5)	$5,093,820	(4)
MONTY MORAN
	40,000	–		$371.63	2/6/2019	7,444	(3)(6)	$2,808,770	(4)
	60,000	–		$371.63	2/6/2019	13,500	(5)(6)	$5,093,820	(4)
	75,000	–		$318.45	2/7/2020
	75,000	–		$318.45	2/7/2020
	43,750	43,750	(1)	$543.20	2/3/2021
	43,750	43,750	(2)	$543.20	2/3/2021
JACK HARTUNG
	25,000	–		$318.45	2/7/2020	3,126	(3)	$1,179,502	(4)
	25,000	–		$318.45	2/7/2020	5,675	(5)	$2,141,291	(4)
	15,000	15,000	(1)	$543.20	2/3/2021
	15,000	15,000	(2)	$543.20	2/3/2021
MARK CRUMPACKER
	4,000	–		$318.45	2/7/2020	2,233	(3)	$842,556	(4)
	4,000	–		$318.45	2/7/2020	4,050	(5)	$1,528,146	(4)
	2,000	–		$365.80	6/8/2020
	7,500	7,500	(1)	$543.20	2/3/2021
	7,500	7,500	(2)	$543.20	2/3/2021

(1)	Vesting of the unvested portion of these Performance SOSARs is contingent upon our achievement of stated levels of cumulative cash flow from operations prior to the fifth fiscal year-end following the award date, with vesting to occur no sooner than February 3, 2017. Vesting of these Performance SOSARs may accelerate as described in the footnotes to the table below under “Potential Payments Upon Termination or Change-in-Control.”

(2)	These SOSARs, which were subject to time-based vesting only, vested in full on February 3, 2017.

(3)	Represents shares issuable under the 2015 performance share awards, assuming achievement at the threshold level. Vesting is based on relative achievement versus our restaurant industry peer group in sales growth, net income growth and total shareholder return over the three year performance period.

(4)	Based on the closing stock price of our common stock on December 30, 2016 of $377.32 per share.

(5)	Represents shares issuable under the 2016 performance share awards, assuming achievement at the threshold level (which would require that our average closing stock price for any period of 60 consecutive trading days during the performance period is at least $700). The performance terms for the 2016 performance share awards are further described above under “ – Terms of 2016 Performance Share Awards.”

(6)	Any payouts for Mr. Moran, who will retire in June 2017, subject to the terms of his retirement agreement, will be prorated based on his retirement date and would be 5,984 shares at the threshold level for the award described in note (3) above, and 6,060 shares at the threshold level for the award described in note (5), above.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT	45

Executive Officers and Compensation (continued)

OPTION EXERCISES AND STOCK VESTED IN 2016

The following table provides summary information about all SOSARs exercised by our executive officers during 2016. No full-value shares of stock vested during 2016.

	OPTION AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ON EXERCISE(1)
Steve Ells	75,000	$9,245,980

(1)	Based on the amount by which the price of our common stock used to compute the exercise proceeds exceeded the base price of the SOSARs on the date of exercise; this amount does not take into account the tax liability associated with the exercise.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2016

The Chipotle Mexican Grill, Inc. Supplemental Deferred Investment Plan permits eligible management employees who elect to participate in the plan, including our executive officers, to make contributions to deferral accounts once the participant has maximized his or her contributions to our 401(k) plan. Contributions are made on the participant’s behalf through payroll deductions from 1 percent to 50 percent of the participant’s monthly base compensation, which are credited to the participant’s “Supplemental Account,” and from 1 percent to 100 percent of awards under the AIP, which are credited to the participant’s “Deferred Bonus Account.” We also match contributions at the rate of 100 percent on the first 3 percent of compensation contributed and 50 percent on the next 2 percent of compensation contributed. Amounts contributed to a participant’s deferral accounts are not subject to federal income tax at the time of contribution. Amounts credited to a participant’s deferral accounts fluctuate in value to track a variety of available investment choices selected by the participant (which may be changed by the participant at any time), and are fully vested at all times following contribution.

Participants may elect to receive distribution of amounts credited to either or both of the participant’s Supplemental Account or Deferred Bonus Account, in either (1) a lump sum amount paid from two to six years following the end of the year in which the deferral is made, subject to a one-time opportunity to postpone such lump sum distribution, or (2) a lump sum or installment distribution following termination of the participant’s service with us, with installment payments made in accordance with the participant’s election on a monthly, quarterly or annual basis over a period of up to 15 years following termination, subject to a one-time opportunity to change such distribution election within certain limitations. Distributions in respect of one or both of a participant’s deferral accounts are subject to federal income tax as ordinary income in the year the distribution is made.

Amounts credited to participants’ deferral accounts are unsecured general obligations of ours to pay the value of the accounts to the participants at times determined under the plan.

46	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT

Executive Officers and Compensation (continued)

The table below presents contributions by each executive officer, and our matching contributions, to the Supplemental Deferred Investment Plan during 2016, as well as each executive officer’s earnings under the plan and ending balances in the plan on December 31, 2016.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY(1)	REGISTRANT CONTRIBUTIONS IN LAST FY(2)	AGGREGATE EARNINGS) IN LAST FY(3)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS	AGGREGATE BALANCE AT LAST FYE(4)
Steve Ells	$62,192	$49,754	$71,819	$654,003	$1,006,524
Monty Moran	$52,570	$42,646	$110,649	$948,590	$2,577,344
Jack Hartung	$372,154	$30,538	$34,942	–	$6,178,923
Mark Crumpacker	$16,154	$12,923	$12,219	$61,583	$249,977

(1)	These amounts are reported in the Summary Compensation Table as part of each executive’s “Salary” for 2016.

(2)	These amounts are reported in the Summary Compensation Table as part of each executive’s “All Other Compensation” for 2016.

(3)	These amounts are not reported as compensation in the Summary Compensation Table because none of the earnings are “above market” as defined in SEC rules.

(4)	These amounts include amounts previously reported in the Summary Compensation Table as “Salary,” “Non-Equity Incentive Plan Compensation” or “All Other Compensation” for years prior to 2016 (ignoring for purposes of this footnote any investment losses on balances in the plan and any withdrawals/distributions), in the following aggregate amounts: $2,338,669 for Mr. Ells, $3,134,558 for Mr. Moran, $5,228,939 for Mr. Hartung, and $318,612 for Mr. Crumpacker.

McDonald’s Excess Non-Qualified Plan and Non-Qualified Supplemental Plan

Prior to our separation from McDonald’s in October 2006, our executive officers and other key employees were permitted to participate in non-qualified deferred compensation plans maintained by McDonald’s. These plans provided substantially similar benefits to participants as our Supplemental Deferred Investment Plan, except that the investment and distribution options in the McDonald’s plans are different than those in our plan. Effective with our separation from McDonald’s, our employees’ service with McDonald’s was deemed to have terminated, and the balances in these plans were distributed in accordance with each participant’s distribution elections. Our employees are no longer permitted to contribute to these plans, but the balances remaining in the plans in respect of our executive officers are attributable in part to service as one of our employees.

The table below presents, for Mr. Hartung, our only executive officer with a balance remaining in any McDonald’s non-qualified deferred compensation plan, his aggregate earnings under and aggregate withdrawals from the McDonald’s plans during 2016, as well as his aggregate ending balance in the plans as of December 31, 2016.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY	REGISTRANT CONTRIBUTIONS IN LAST FY	AGGREGATE EARNINGS IN LAST FY(1)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS(2)	AGGREGATE BALANCE AT LAST FYE
Jack Hartung	–	–	$4,908	$383,536	–

(1)	This amount is not reported as compensation in the Summary Compensation Table because none of the earnings are “above market” as defined in SEC rules.

(2)	This amount includes amounts previously reported in the Summary Compensation Table as “Salary” or “All Other Compensation” for 2006 (ignoring for purposes of this footnote any investment losses on balances in the plans), in the amounts of $140,647.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT	47

Executive Officers and Compensation (continued)

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

We have not entered into written employment, change-in-control, severance or similar agreements with any of our employees, including our executive officers. Accordingly, we do not have any written agreements requiring that we make post-employment severance payments to the executive officers in the event their employment terminates. In addition, payouts under the AIP are conditioned on the employee being employed as of the payout date. We have in the past paid severance to executives or other key employees who have left us, and we may negotiate individual severance arrangements with any executive officer whose employment with us terminates in the future, depending on the circumstances of the executive’s termination.

The terms of the equity-based awards made to our executive officers do provide for post-employment benefits in certain circumstances. However of the unvested equity-based awards outstanding as of December 31, 2016, (i) the 2014 SOSAR awards and 2016 performance share awards were “underwater” based on the closing price of our common stock on December 31, 2016 and therefore had no value as of that date, and (ii) the 2015 performance share awards would not have paid out, based on our relative performance versus the peer group as of December 31, 2016.

On December 9, 2016, Monty Moran, who previously served as Co-Chief Executive Officer, provided us notice that he will retire effective June 9, 2017, and resigned from his officer positions and as a member of our Board. In connection with his resignation and pending retirement, Mr. Moran entered into a Retirement and Non-Competition Agreement, pursuant to which he has agreed for a two year period not to, directly or indirectly, own, manage, operate, control, be employed or engaged in any capacity (whether or not for compensation) by, or render services, advice, or assistance in any capacity to, a business competing with us in the continental United States. Through his retirement date, Mr. Moran will remain employed in a non-officer position. The Retirement and Non-Competition Agreement contains certain other rights and obligations, and the foregoing description of the agreement is qualified in its entirety by reference to the full terms of the agreement, which is filed as an exhibit to our Current Report on Form 8-K filed on December 12, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and holders of greater than 10 percent of our outstanding common stock to file initial reports of their ownership of our equity securities and reports of changes in ownership with the SEC. Based solely on a review of the copies of such reports furnished to us and written representations from our officers and directors, we believe that all Section 16(a) filing requirements were complied with on a timely basis in 2016.

48	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT

Certain Relationships and Related Party Transactions

Agreements With Pershing Square Capital Management, L.P.

See “Proposal 1 – Election of Directors – Director Nomination Process – Investor Agreement Regarding Board Nominations” for details regarding the Investor Agreement entered into with Pershing Square on December 14, 2016. Concurrent with the Investor Agreement, we also entered into a Confidentiality Agreement allowing Pershing Square to receive non-public information regarding Chipotle, subject to specified confidentiality obligations.

Additionally, on February 3, 2017, we entered into a Registration Rights Agreement with Pershing Square. Pursuant to the Registration Rights Agreement, Pershing Square may make up to four requests that we file a registration statement to register the sale of shares of our common stock that Pershing Square beneficially owns, subject to the limitations and conditions provided in the Registration Rights Agreement. The Registration Rights Agreement also provides that we will file and keep effective, subject to certain limitations, a shelf registration statement covering shares of our common stock beneficially owned by Pershing Square, and also provides certain piggyback registration rights to Pershing Square. We would be responsible for the expenses of any such registration.

The registration rights provided in the agreement terminate as to any Pershing Square shareholder upon the earliest of (i) the date on which such shares are disposed of pursuant to an effective registration statement, (ii) the date on which such securities are sold pursuant to Rule 144, and (iii) such shareholder ceasing to beneficially own at least 5% of our outstanding common stock, provided such shareholder no longer has a representative serving on our Board, and is permitted to sell shares of common stock beneficially owned by such shareholder under Rule 144(b)(1) of the Securities Act. The Registration Rights Agreement also contains customary indemnification provisions.

The Investor Agreement, Confidentiality Agreement and Registration Rights Agreement contain various other obligations and provisions applicable to Chipotle and Pershing Square. The foregoing descriptions of the Investor

Agreement, the Confidentiality Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Investor Agreement (including the form of Confidentiality Agreement included as an exhibit thereto), which is attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 19, 2016, and the Registration Rights Agreement, which is attached as Exhibit 10.11 to our Annual Report on Form 10-K filed with the SEC on February 7, 2017.

Other Registration Rights

Prior to our initial public offering in 2006, certain of our current shareholders, including Steve Ells, our Chairman and Chief Executive Officer, Monty Moran, our former Co-Chief Executive Officer and former member of our Board of Directors, and Albert S. Baldocchi and Darlene J. Friedman, members of our Board, entered into a registration rights agreement with us relating to shares of common stock they held at the time the agreement was executed. Under the agreement, these directors are entitled to piggyback registration rights with respect to registration statements we file under the Securities Act of 1933, as amended, subject to customary restrictions and pro rata reductions in the number of shares to be sold in an offering. We would be responsible for the expenses of any such registration.

Director and Officer Indemnification

We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of our company, arising out of such person’s services as a director or executive officer of ours, any subsidiary of ours or any other company or enterprise to which the person provided services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT	49

Other Business and Miscellaneous

The Board and our management do not know of any other matters to be presented at the annual meeting. If other matters do properly come before the annual meeting, it is intended that the persons named in the accompanying proxy vote the proxy in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 2018 ANNUAL MEETING

Inclusion of Proposals in Our Proxy Statement and Proxy Card under the SEC’s Rules

Any proposal of a shareholder intended to be included in our proxy statement and form of proxy/voting instruction card for the 2018 annual meeting of shareholders pursuant to SEC Rule 14a-8 must be received by us no later than November 30, 2017, unless the date of our 2018 annual meeting is more than 30 days before or after May 25, 2018, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. All proposals must be addressed to Chipotle Mexican Grill, Inc., 1401 Wynkoop Street, Suite 500, Denver, CO 80202, Attn: Corporate Secretary.

Bylaw Requirements for Shareholder Submission of Nominations and Proposals

A shareholder nomination of a person for election to our Board of Directors or a proposal for consideration at our 2018 annual meeting must be submitted in accordance with the advance notice procedures and other requirements set forth in Article II of our bylaws. These requirements are separate from, and in addition to, the requirements discussed above to have the shareholder nomination or other proposals included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. Our bylaws require that the proposal or nomination must be received by our corporate Secretary at the above address no earlier than the close of business on January 25, 2018, and no later than the close of business on February 24, 2018, unless the date of the 2018 annual meeting is more than 30 days before or 60 days after May 25, 2018. If the date of the 2018 annual meeting is more than 30 days before or 60 days after May 25, 2018, we must receive the proposal or nomination no earlier than the 120th day before the meeting date and no later than the

90th day before the meeting date, or if the date of the meeting is announced less than 100 days prior to the meeting date, no later than the tenth day following the day on which public disclosure of the date of the 2018 annual meeting is made.

AVAILABILITY OF SEC FILINGS, CORPORATE GOVERNANCE GUIDELINES, CODE OF CONDUCT, CODES OF ETHICS AND COMMITTEE CHARTERS

Copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and all amendments to those reports filed with the SEC, our Code of Conduct, Codes of Ethics, Corporate Governance Guidelines, the charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10 percent of the outstanding shares of either class of our common stock are posted on and may be obtained on the Investors page of our website at www.chipotle.com without charge, or may be requested (exclusive of exhibits), at no cost by mail to Chipotle Mexican Grill, Inc., 1401 Wynkoop Street, Suite 500, Denver, CO 80202, Attn: Corporate Secretary.

DELIVERY OF MATERIALS TO SHAREHOLDERS WITH SHARED ADDRESSES

Beneficial holders who own their shares through a broker, bank or other nominee and who share an address with another such beneficial owner are only being sent one Notice of Internet Availability of Proxy Materials or set of proxy materials, unless such holders have provided contrary instructions. If you wish to receive a separate copy of these materials or if you are receiving multiple copies and would like to receive a single copy, please contact Chipotle investor relations by phone at (303) 605-1042, by writing to Investor Relations, Chipotle Mexican Grill, Inc., 1401 Wynkoop Street, Suite 500, Denver, Colorado, or by email to ir@chipotle.com. We will promptly deliver a separate copy to you upon written or oral request.

50	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT

Other Business and Miscellaneous (continued)

ATTENDANCE AT THE MEEETING

To attend the meeting, you must be a shareholder on the record date of March 27, 2017, and obtain an admission ticket in advance. Tickets will be available to registered and beneficial owners and to one guest accompanying each registered or beneficial owner. You can print your own tickets and you must bring them to the meeting to gain access. Tickets can be printed by accessing Shareholder Meeting Registration at www.proxyvote.com and following the instructions provided (you will need the control number included on your proxy card, voter instruction form or notice).

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than 11:59 p.m. Eastern Time on May 24, 2017. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis.

On the day of the meeting, each shareholder will be required to present valid picture identification such as a driver’s license or passport with their admission ticket, and you may be denied admission if you do not. Seating will begin at 7:30 a.m. local time and the meeting will begin at 8:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You may be required to enter through a security check before being granted access to the meeting.

MISCELLANEOUS

If you request physical delivery of these proxy materials, we will mail along with the proxy materials our 2016 Annual Report, including our Annual Report on Form 10-K for fiscal year 2016 (and the financial statements included in that report) as filed with the SEC; however, it is not intended that the Annual Report on Form 10-K be a part of the proxy statement or a solicitation of proxies.

You are respectfully urged to enter your vote instruction via the Internet as explained on the Notice of Internet Availability of Proxy Materials that was mailed to you, or if you are a holder of record and have received a proxy card, via telephone as explained on the proxy card. We will appreciate your prompt response.

By order of the Board of Directors

/s/ Steve Ells

Chief Executive Officer and Director

March 30, 2017

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT	51

CHIPOTLE MEXICAN GRILL, INC. 1401 WYNKOOP ST, STE 500 DENVER, CO 80202	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
SHAREHOLDER MEETING REGISTRATION
To register to attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com. Please refer to the Proxy Statement for additional information regarding admission procedures at the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E24572-P89659                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHIPOTLE MEXICAN GRILL, INC.		For All	Against All	For All Except		To vote “AGAINST” any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Eight Directors	☐	☐	☐
Nominees:
01) Al Baldocchi 05) Robin Hickenlooper
02) Paul T. Cappuccio 06) Kimbal Musk
03) Steve Ells 07) Ali Namvar
04) Neil Flanzraich 08) Matthew H. Paull

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain	The Board of Directors recommends you vote AGAINST the following proposal:			For	Against	Abstain
2.	An advisory vote to approve the compensation of our executive officers as disclosed in the proxy statement (“say-on-pay”).	☐	☐	☐	5.

A shareholder proposal, if properly presented at the meeting, requesting that the Board of Directors implement changes to Chipotle’s governing documents to lower the threshold for shareholders to call special meetings of shareholders to an aggregate of 15% of our outstanding common stock.

								☐	☐	☐
The Board of Directors recommends you vote 1 year on the following proposal:	1 Year	2 Years	3 Years	Abstain
3.	An advisory vote on the frequency of future say-on-pay votes. ☐	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date					Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Proxy Statement and Annual Report are available at www.proxyvote.com.

E24573-P89659

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

May 25, 2017

The shareholder(s), revoking all prior proxies, hereby appoint(s) Steve Ells and Jack Hartung, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Chipotle Mexican Grill, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 A.M., Mountain Time, on May 25, 2017, at The Westin Denver Downtown, 1672 Lawrence Street, Denver, Colorado 80202, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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